                                                                     Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------------------------x
                                                                      :
In re                                                                 :           Chapter 11
                                                                      :           Case No. 01-13404 (AJG)
RELIANCE GROUP HOLDINGS, INC.,                                         :
                                                                      :
                                                                      :
                                                                      :
                                               Debtor.                :
                                                                      :
-----------------------------------------------------------------------x

                     FIRST AMENDED PLAN OF REORGANIZATION OF
                          RELIANCE GROUP HOLDINGS, INC.
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE





                                           ORRICK, HERRINGTON & SUTCLIFFE, LLP

                                           Arnold Gulkowitz (AG 5683)
                                           Thomas L. Kent (TK 2935)
                                           Brian E. Goldberg (BG 8052)
                                           666 Fifth Avenue
                                           New York, New York  10103
                                           (212) 506-5000

                                           Attorneys for the Official Unsecured
                                           Creditors' Committee







Dated: New York, New York
       September 21, 2005

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS AND CONSTRUCTION OF TERMS......................................................1

         1.1      Administrative Expense Claim...................................................................1

         1.2      Affiliate......................................................................................2

         1.3      Allowed........................................................................................2

         1.4      Assets.........................................................................................2

         1.5      Assumed Contracts..............................................................................2

         1.6      Assumed Liabilities............................................................................2

         1.7      Avoidance Claims...............................................................................2

         1.8      Ballot.........................................................................................2

         1.9      Bank Committee.................................................................................3

         1.10     Bankruptcy Code................................................................................3

         1.11     Bankruptcy Court...............................................................................3

         1.12     Bankruptcy Rules...............................................................................3

         1.13     Bello Litigation...............................................................................3

         1.14     Beneficial Holder..............................................................................3

         1.15     Business Day...................................................................................3

         1.16     Cash...........................................................................................3

         1.17     Causes of Action...............................................................................3

         1.18     Chapter 11 Case................................................................................3

         1.19     Claim..........................................................................................4

         1.20     Class..........................................................................................4

         1.21     Classified Priority Claim......................................................................4

         1.22     Collateral.....................................................................................4

         1.23     Committees.....................................................................................4

         1.24     Commonwealth Court.............................................................................4

         1.25     Company........................................................................................4

         1.26     Confirmation Date..............................................................................4

         1.27     Confirmation Hearing...........................................................................4

         1.28     Confirmation Order.............................................................................4

         1.29     Contractual Subordination Rights...............................................................4
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         1.30     Creditor Litigation Claims.....................................................................4

         1.31     Creditor Litigation Proceeds...................................................................5

         1.32     Creditors' Committee...........................................................................5

         1.33     D&O Litigation Claims..........................................................................5

         1.34     D&O Litigation Proceeds........................................................................5

         1.35     D&O Litigation Proceeds Reserve................................................................5

         1.36     D&O Settlement ................................................................................5

         1.37     Debtor.........................................................................................5

         1.38     Debtor in Possession...........................................................................5

         1.39     Disallowed.....................................................................................5

         1.40     Disbursing Agent...............................................................................6

         1.41     Disclosure Statement...........................................................................6

         1.42     Disputed.......................................................................................6

         1.43     Distributable Assets...........................................................................6

         1.44     Distributable D&O Litigation Proceeds Assets...................................................6

         1.45     Distribution...................................................................................6

         1.46     Distribution Address...........................................................................6

         1.47     Distribution Date..............................................................................6

         1.48     Effective Date.................................................................................6

         1.49     Entity.........................................................................................6

         1.50     Equity Interest................................................................................7

         1.51     ERISA..........................................................................................7

         1.52     Estate.........................................................................................7

         1.53     Face Amount....................................................................................7

         1.54     Final Order....................................................................................7

         1.55     Former Directors...............................................................................7

         1.56     Former Officers................................................................................7

         1.57     General Unsecured Claim........................................................................7

         1.58     Holder.........................................................................................7

         1.59     Impaired.......................................................................................7
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         1.60     Indemnity Reserve..............................................................................8

         1.61     Indentures.....................................................................................8

         1.62     Indenture Trustees' Charging Lien..............................................................8

         1.63     Indenture Trustees.............................................................................8

         1.64     Intercompany Obligations.......................................................................8

         1.65     Internal Revenue Service.......................................................................8

         1.66     IRC............................................................................................8

         1.67     Leibowitz Action...............................................................................8

         1.68     Lien...........................................................................................8

         1.69     Liquidating Trust..............................................................................8

         1.70     Liquidating Trust Agreement....................................................................8

         1.71     Liquidator.....................................................................................8

         1.72     Liquidator Claim...............................................................................9

         1.73     Liquidator Reserve.............................................................................9

         1.74     Net 847 Refunds................................................................................9

         1.75     Opt-Out Claimant...............................................................................9

         1.76     Opt-Out Election...............................................................................9

         1.77     PA Insurance Commissioner......................................................................9

         1.78     PA Settlement Agreement........................................................................9

         1.79     PBGC...........................................................................................9

         1.80     PBGC General Unsecured Claims..................................................................9

         1.81     PBGC Stipulation...............................................................................9

         1.82     Person.........................................................................................9

         1.83     Petition Date.................................................................................10

         1.84     Plan..........................................................................................10

         1.85     Plan Appendix.................................................................................10

         1.86     Plan Supplement...............................................................................10

         1.87     Priority Tax Claim............................................................................10

         1.88     Proof of Claim................................................................................10

         1.89     Pro Rata......................................................................................10
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         1.90     Professionals.................................................................................10

         1.91     Professional Compensation, Reimbursement and Expense Claim....................................10

         1.92     Professional Compensation Procedures Order....................................................10

         1.93     Rehabilitation Date...........................................................................10

         1.94     Reliance D&O Action...........................................................................10

         1.95     RFSC..........................................................................................11

         1.96     RFSC Chapter 11 Case..........................................................................11

         1.97     RFSC Confirmation Order.......................................................................11

         1.98     RFSC Effective Date...........................................................................11

         1.99     RFSC Plan.....................................................................................11
         1.100    RGH...........................................................................................11

         1.101    RGH/RFSC Settlement Term Sheet................................................................11

         1.102    RGH/RFSC Settlement Term Sheet Order..........................................................11

         1.103    RGH Tax Group.................................................................................11

         1.104    RIC...........................................................................................11

         1.105    Scheduled.....................................................................................11

         1.106    Schedules.....................................................................................11

         1.107    Section 847 Refunds...........................................................................12

         1.108    Secured Claim.................................................................................12

         1.109    Securities Class Action.......................................................................12

         1.110    Securities Class Action Settlement............................................................12

         1.111    Securities Litigation Claim...................................................................12

         1.112    Senior Bondholder Claim.......................................................................12

         1.113    Senior Claims.................................................................................12

         1.114    Senior Claims Reserve.........................................................................12

         1.115    Senior Indenture..............................................................................12

         1.116    Senior Secured Credit Agreement...............................................................12

         1.117    Subordinated Bondholder Claim.................................................................13

         1.118    Subordinated Claims...........................................................................13

         1.119    Subordinated Indenture........................................................................13
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         1.120    Tax Sharing Agreement.........................................................................13

         1.121    Trust Beneficiaries...........................................................................13

         1.122    Trust Notice List.............................................................................13

         1.123    Trust Property................................................................................13

         1.124    Trust Report..................................................................................13

         1.125    Trust Reserve.................................................................................13

         1.126    Trustee.......................................................................................13

         1.127    Unclaimed Distribution........................................................................13

         1.128    Unimpaired....................................................................................14

         1.129    United States Trustee.........................................................................14

         1.130    Unsecured Claims Reserve......................................................................14

         1.131    Voting Agent..................................................................................14

ARTICLE II            RULES OF INTERPRETATION...................................................................14

         2.1      Rules of Interpretation; Application of Definitions and Rules of Construction.................14

         2.2      Accounting Terms..............................................................................15

         2.3      References to Monetary Figures................................................................15

         2.4      Computation of Time...........................................................................15

         2.5      Incorporation of Exhibits.....................................................................15

         2.6      Inconsistencies with PA Settlement Agreement and RGH/RFSC Settlement Term Sheet...............15

         2.7      Inconsistencies with PBGC Stipulation.........................................................15

ARTICLE III           TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS........................15

         3.1      Administrative Expense Claims.................................................................15

         3.2      Allowance and Payment of Professional Compensation, Reimbursement and Expense Claims..........16

         3.3      Allowance and Payment of Other Administrative Expense Claims..................................16

         3.4      Priority Tax Claims...........................................................................17

ARTICLE IV            CLASSIFICATION OF OTHER CLAIMS AND EQUITY INTERESTS.......................................17

ARTICLE V             TREATMENT OF OTHER CLAIMS AND EQUITY INTERESTS............................................17
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         5.1      Class 1 - Classified Priority Claims..........................................................17

         5.2      Class 2 - Secured Claims......................................................................18

         5.3      Class 3a - Senior Bondholder Claims...........................................................18

         5.4      Class 3b - Subordinated Bondholder Claims.....................................................19

         5.5      Class 3c - General Unsecured Claims...........................................................20

         5.6      Class 4 - Liquidator Claim....................................................................20

         5.7      Class 5 - Subordinated Claims.................................................................21

         5.8      Class 6 - Equity Interests....................................................................21

         5.9      9% Senior Notes and 9 3/4% Senior Subordinated Debentures Held by Debtor......................21

ARTICLE VI            THE LIQUIDATING TRUST.....................................................................22

         6.1      Establishment of Trust........................................................................22

         6.2      Trustee.......................................................................................22

         6.3      Transfer of Assets............................................................................22

         6.4      Liquidating Trust Limitations.................................................................23

         6.5      Duties........................................................................................23

         6.6      Liquidating Trust Actions.....................................................................23

         6.7      Substitution of Contract Party................................................................24

         6.8      Nontransferability of Liquidating Trust Interests.............................................24

         6.9      Debtor's Books and Records....................................................................24

         6.10     Dissolution of Debtor.........................................................................24

         6.11     Taxable Year Election.........................................................................24

         6.12     Counsel to Trust..............................................................................24

         6.13     Privilege.....................................................................................24

         6.14     Indemnity.....................................................................................24

ARTICLE VII           ACCEPTANCE OR REJECTION OF THE PLAN.......................................................25

         7.1      Tabulation of Votes...........................................................................25

         7.2      Acceptance by an Impaired Class of Creditors..................................................25

         7.3      Voting Classes................................................................................25

         7.4      Confirmation Pursuant to Section 1129(b)......................................................25

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ARTICLE VIII          INTERCOMPANY OBLIGATIONS..................................................................25

ARTICLE IX            EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................26

         9.1      Assumption or Rejection of Executory Contracts and Unexpired Leases...........................26

         9.2      Waiver of Contractual Subordination Rights....................................................27

         9.3      Cancellation of Existing Securities and Agreements............................................27

ARTICLE X             IMPLEMENTATION OF THE PLAN................................................................27

         10.1     Applicable Law................................................................................27

         10.2     Discontinuance of Corporate Existence.........................................................27

         10.3     Indemnification...............................................................................28

         10.4     Postpetition RFSC Operating Expenses..........................................................28

         10.5     Priority of PA Settlement Agreement Claims....................................................28

         10.6     Causes of Action..............................................................................28

         10.7     Binding Effect of PA Settlement Agreement and RGH/RFSC Settlement Term Sheet..................28

         10.8     Operations Between the Confirmation Date and the Effective Date...............................28

         10.9     Approval of Agreements........................................................................28

         10.10    Waiver of Conflicts...........................................................................28

         10.11    Retention of Books and Records................................................................29

         10.12    Applicability of Securities Law; Listing of Securities; Restrictions on Transfer..............29

ARTICLE XI            PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN.........................................29

         11.1     Distribution Provisions.......................................................................29

         11.2     Delivery of Distributions.....................................................................30

         11.3     Distributions of Cash.........................................................................30

         11.4     Establishment of Reserves.....................................................................30

         11.5     Estimation of Disputed Claims for Reserve Purposes............................................30

         11.6     De Minimis or Fractional Distributions........................................................30

         11.7     Failure to Negotiate Checks...................................................................31

         11.8     Unclaimed Distributions.......................................................................31

         11.9     No Distribution Pending Allowance.............................................................31
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         11.10    Distributions to Holders of Disputed Claims...................................................31

         11.11    Procedures for Distributions to Holders of Senior and Subordinated Bondholders Claims.........32

         11.12    Additional Indenture Trustees' Fees and Expenses..............................................32

         11.13    Setoffs.......................................................................................33

ARTICLE XII           EFFECT OF CONFIRMATION OF THE PLAN........................................................33

         12.1     Term of Bankruptcy Injunction or Stays........................................................33

         12.2     Vesting of Assets.............................................................................33

         12.3     Retention and Enforcement of Claims and Rights of the Debtor..................................33

         12.4     Discharge.....................................................................................34

         12.5     Injunction....................................................................................34

         12.6     Injunction Against Interference with Plan.....................................................34

         12.7     Guarantees and Claims of Subordination........................................................34

         12.8     Settlement Pursuant to Bankruptcy Rule 9019...................................................35

         12.9     Releases......................................................................................35

         12.10    Exculpation...................................................................................38

         12.11    Effect of Release.............................................................................39

ARTICLE XIII          CONFIRMATION AND EFFECTIVENESS OF THE PLAN................................................39

         13.1     Conditions Precedent to Confirmation..........................................................39

         13.2     Conditions Precedent to Effectiveness.........................................................40

         13.3     Effect of Failure of Conditions to Effectiveness..............................................40

         13.4     Waiver of Conditions to Confirmation or Effectiveness.........................................41

ARTICLE XIV           RETENTION OF JURISDICTION.................................................................41

         14.1     Exclusive Jurisdiction of the Bankruptcy Court................................................41

ARTICLE XV            MISCELLANEOUS PROVISIONS..................................................................43

         15.1     Effectuating Documents and Further Transactions...............................................43

         15.2     Corporate Action..............................................................................43

         15.3     Exemption from Transfer Taxes.................................................................43

         15.4     Payment of Statutory Fees.....................................................................43

         15.5     Amendment or Modification of the Plan.........................................................44
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         15.6     Severability..................................................................................44

         15.7     Revocation or Withdrawal of the Plan..........................................................44

         15.8     Binding Effect................................................................................45

         15.9     Continuation of Committees....................................................................45

         15.10    Notices.......................................................................................45

         15.11    Governing Law.................................................................................47

         15.12    Withholding and Reporting Requirements........................................................47

         15.13    Plan Appendix.................................................................................48

         15.14    Plan Supplement...............................................................................48

         15.15    Allocation of Plan Distributions..............................................................48

         15.16    Time of Distributions.........................................................................48

         15.17    Filing of Additional Documents................................................................48

         15.18    No Waiver or Estoppel.........................................................................48
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


                                  INTRODUCTION

                  The Creditors' Committee hereby proposes this plan of reorganization under Section 1121(c) of the Bankruptcy Code. The Plan resolves the Claims against and Equity Interests in Reliance Group Holdings, Inc. (together with any successors, as applicable, "RGH" or the "Debtor"). Reference is made to the Disclosure Statement accompanying the Plan for a discussion of the Debtor's history, business, properties, risk factors, a summary and analysis of the Plan, and certain related matters, including a description of the Liquidating Trust being established under the Plan. The Creditors' Committee is the proponent of the Plan and is participating in the Plan within the meaning of the Bankruptcy Code.

                  ALL CREDITORS ARE ENCOURAGED TO CONSULT THE DISCLOSURE STATEMENT AND TO READ THE PLAN CAREFULLY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

                  UNDER SECTION 1125(b) OF THE BANKRUPTCY CODE, NO SOLICITATION MATERIALS, OTHER THAN THE DISCLOSURE STATEMENT AND THE RELATED MATERIALS TRANSMITTED THEREWITH AND APPROVED BY THE BANKRUPTCY COURT, HAVE BEEN AUTHORIZED BY THE BANKRUPTCY COURT FOR USE IN SOLICITING ACCEPTANCE OR REJECTION OF THE PLAN.

                  SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN
SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019 AND IN THE PLAN, THE CREDITORS' COMMITTEE EXPRESSLY RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, ONE OR MORE TIMES, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

                  Claims against, and Equity Interests in, the Debtor (other than Administrative Claims and Priority Tax Claims) are classified in Article IV hereof and treated in Article V hereof.

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  Definitions. As used herein, the following terms have the respective meanings specified below:

                  1.1 Administrative Expense Claim means a Claim against the Debtor for payment of an administrative expense of a kind specified in Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses, incurred after the Petition Date, of preserving the Estate, and any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses allowed by the Bankruptcy Court under Section 330, 503 or 1103 of the Bankruptcy Code, the reasonable compensation, fees, expenses, disbursements and indemnity claims, including, without limitation, attorneys' and agents' fees, expenses and disbursements, incurred by the Indenture Trustees, whether prior to or after the Petition Date and whether prior to or after the consummation of the Plan and any fees or charges assessed against the Estate under 28 U.S.C. ss. 1930; provided, however, that such fees or charges shall be an independent statutory obligation to be paid by the Debtor or Trustee, as applicable, through the entry of a final closing decree.

                  1.2 Affiliate means a person or entity described in section 101(2) of the Bankruptcy Code.

                  1.3 Allowed means, with respect to a Claim or a portion thereof against the Debtor, a Claim (a) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court, pursuant to the Bankruptcy Code, Final Order of the Bankruptcy Court or other applicable law, or which has been or hereafter is Scheduled by the Debtor in a liquidated amount and neither disputed nor contingent and which, in either case, is a Claim as to which: (i) no objection to the allowance thereof has been filed within the applicable period of limitations (if any) fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) any objection to the allowance has been settled, withdrawn or denied by a Final Order; or (b) that is expressly allowed: (i) in a liquidated amount in the Plan or (ii) by a Final Order; provided, however, that any Claim allowed solely for purposes of voting to accept or reject the Plan pursuant to Final Order of the Bankruptcy Court shall not be considered an "Allowed Claim" hereunder. Unless otherwise specified herein or by Final Order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Claim from and after the Petition Date.

                  1.4 Assets means any and all assets of the Estate as of the Effective Date, whether tangible or intangible, liquidated or unliquidated.

                  1.5 Assumed Contracts means those contracts: (i) assumed by the Debtor and for which the Liquidating Trust is substituted as the contract party and/or (ii) assumed by the Trustee, pursuant to Sections 6.7 and 9.1 of the Plan, which shall include without limitation the RGH/RFSC Settlement Term Sheet, the PA Settlement Agreement, the PBGC Stipulation, the Senior Secured Credit Agreement, the D&O Settlement, and the Tax Sharing Agreement.

                  1.6 Assumed Liabilities means any payment obligations respecting Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Classified Priority Claims, Allowed Secured Claims, Allowed Senior Bondholder Claims, Allowed Subordinated Bondholder Claims, Allowed General Unsecured Claims and the Allowed Liquidator Claim that remain unpaid on or become Allowed after the Effective Date.

                  1.7 Avoidance Claims means any and all avoidance claims accruing to the Debtor and Debtor in Possession and/or the Estate under Sections 502(d), 542, 543, 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy
Code.

                  1.8 Ballot means each ballot in the form(s) approved by the Bankruptcy Court and distributed with the Disclosure Statement to each Holder of Claims in Classes that are Impaired under the Plan and entitled to vote for acceptance or rejection of the Plan and which shall also provide for certain Holders to elect to be an Opt-Out Claimant by making an Opt-Out Election.

                  1.9 Bank Committee means the Official Unsecured Bank Committee appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case and the RFSC Chapter 11 Case by order of the Bankruptcy Court, dated June 22, 2001, as well as any ex-officio members thereof.

                  1.10 Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss.101-1330, together with all amendments and modifications thereto, as applicable to the Chapter 11 Case.

                  1.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York or any other Court or adjunct thereof that exercises competent jurisdiction over the Chapter 11 Case or any proceeding therein.

                  1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under 28 U.S.C. ss. 2075, the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, and the Local Rules of the Bankruptcy Court, as amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

                  1.13 Bello Litigation means that certain action captioned George E. Bello, et al. v. Syndicate 1212 at Lloyd's London, et al., pending in the Bankruptcy Court (Case No. 01-03572).

                  1.14 Beneficial Holder means the entity holding the beneficial interest in a Claim or Equity Interest.

                  1.15 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

                  1.16 Cash means legal tender of the United States of America, or its equivalents.

                  1.17 Causes of Action means any and all actions, causes of action, accounts, liabilities, obligations, defenses, third-party claims, executions, cross-claims, counterclaims, choses in action, controversies, agreements, promises, rights to legal remedies, rights to payment and suits, damages, judgments, claims and demands whatsoever, whether known or unknown, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, existing or hereafter arising, whether asserted or assertable directly or derivatively in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Effective Date.

                  1.18 Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court on the Petition Date (Case No. 01-13404).

                  1.19 Claim has the meaning provided in Section 101(5) of the Bankruptcy Code.

                  1.20 Class means a category of Holders of Claims or Equity Interests set forth in Article IV.

                  1.21 Classified Priority Claim means any Claim, other than an Administrative Expense Claim (including a Professional Compensation, Reimbursement or Expense Claim) or Priority Tax Claim, entitled to priority in right of payment under Section 507(a) or (b) of the Bankruptcy Code.

                  1.22 Collateral means any property or interest in property of the Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable non-bankruptcy law.

                  1.23 Committees means the Creditors' Committee together with the Bank Committee.

                  1.24 Commonwealth Court means the Commonwealth Court of Pennsylvania.

                  1.25 Company means collectively, RGH, RFSC and RIC.

                  1.26 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

                  1.27 Confirmation Hearing means the hearing held before the Bankruptcy Court to consider confirmation of the Plan and other related matters pursuant to Sections 1128 and 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

                  1.28 Confirmation Order means the order or orders of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

                  1.29 Contractual Subordination Rights means all rights, claims or causes of action arising under and in any way related to any prepetition subordination agreement, whether arising out of contract or applicable law, including, without limitation, Section 510 of the Bankruptcy Code and the provisions of the Indentures, to the payment and distributions of consideration made or to be made under the Plan or otherwise to any other Holder of a Claim against the Debtor.

                  1.30 Creditor Litigation Claims means any claim, other than D&O Litigation Claims, of any Holder of an Allowed Claim in Classes 3a, 3b, or 3c arising from or in connection with its claims against RFSC or the Debtor, and any claim against any insurer (other than RIC) arising from such claim: provided, however, Creditor Litigation Claims shall not include any claims asserted in the Securities Class Action.

                  1.31 Creditor Litigation Proceeds means, subject to the terms of the PA Settlement Agreement and the RGH/RFSC Settlement Term Sheet, that portion of any proceeds of Creditor Litigation Claims to which the Debtor or the Liquidating Trust is entitled.

                  1.32 Creditors' Committee means the Official Unsecured Creditors' Committee appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case and the RFSC Chapter 11 Case by order of the Bankruptcy Court, dated June 22, 2001.

                  1.33 D&O Litigation Claims means any litigation, claims or causes of action (including, without limitation, the Leibowitz Action and the Reliance D&O Action), direct or derivative, brought against any Former Directors or Former Officers, including the defendants in the Reliance D&O Action; provided, however, that D&O Litigation Claims shall not include any claims for receipt of preferential payments, fraudulent transfers or similar causes of action brought in any forum against any Former Directors or Former Officers, either in their capacity as officers or directors of RFSC, the Debtor or RIC, or as individuals or otherwise, unless such proceeds are derived from or received through or under those insurance policies listed on Exhibit A to the PA Settlement Agreement and provided, further, D&O Litigation Claims shall not include any claims asserted in the Securities Class Action.

                  1.34 D&O Litigation Proceeds means, subject to the terms of the PA Settlement Agreement and the RGH/RFSC Settlement Term Sheet, that portion of any proceeds of D&O Litigation Claims to which the Debtor or the Liquidating Trust is entitled.

                  1.35 D&O Litigation Proceeds Reserve means the reserve to be created and maintained by the Trustee into which D&O Litigation Proceeds and Creditor Litigation Proceeds are deposited and subsequently distributed to Holders of Allowed Class 3a, 3b and 3c Claims that are not Opt-Out Claimants.

                  1.36 D&O Settlement means that certain settlement approved by the Bankruptcy Court pursuant to an order entered on April 7, 2005, and the Commonwealth Court on May 10, 2005, which settlement relates to, among other things, resolution of the Reliance D&O Action.

                  1.37 Debtor has the meaning set forth in the preamble to the Plan.

                  1.38 Debtor in Possession means the Debtor in its capacity as a debtor in possession in the Chapter 11 Case, pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

                  1.39 Disallowed means, with respect to any Claim or Equity Interest or portion thereof, any Claim against or Equity Interest in the Debtor which: (i) has been disallowed, in whole or in part, by a Final Order of the Bankruptcy Court; (ii) has been withdrawn by agreement of the Debtor, the Creditors' Committee, or the Trustee, as applicable, and the Holder thereof, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) is listed in the Schedules as zero or as disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely filed or deemed timely filed pursuant to the Plan, the Bankruptcy Code or any Final Order of the Bankruptcy Court or other applicable bankruptcy law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the filed amount of any Proof of Claim; or (vi) is evidenced by a Proof of Claim which been filed, or which has been deemed to be filed under applicable law or Final Order of the Bankruptcy Court or which is required to be filed by order of the Bankruptcy Court, but as to which such Proof of Claim was not timely or properly filed. In each case, a Disallowed Claim is Disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

                  1.40 Disbursing Agent means the Person designated by the Liquidating Trust for making Distributions.

                  1.41 Disclosure Statement means the written disclosure statement that relates to this Plan, including all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such Disclosure Statement may be amended, modified or supplemented from time to time.

                  1.42 Disputed means any Claim against which an objection to the allowance thereof has been interposed, which objection has not been determined by a Final Order, settled or withdrawn, or which has been filed or scheduled as either contingent or unliquidated.

                  1.43 Distributable Assets means, as of the date of any determination, Cash and such other Trust Property then reasonably available for distribution other than (a) Cash and other Trust Property in: (i) the Senior Claims Reserve; (ii) the Trust Reserve; (iii) the Indemnity Reserve; (iv) the Unsecured Claims Reserve; and (v) the Liquidator Reserve and (b) the Distributable D&O Litigation Proceeds Assets.

                  1.44 Distributable D&O Litigation Proceeds Assets means, as of the date of any determination, Cash and such other Trust Property then reasonably available for distribution from the D&O Litigation Proceeds Reserve.

                  1.45 Distribution means any transfer of Cash or other property by the Liquidating Trust to Holders of Allowed Claims.

                  1.46 Distribution Address means the address of the Holders of any Claims as set forth in the Proof of Claim filed by such Person, as such address may have been updated pursuant to Bankruptcy Rule 2002(g), or if no Proof of Claim is filed by such Person, the address set forth in Debtor's Schedules or other books and records, as the same may be updated from time to time, in writing, to the Debtor prior to the Effective Date or the Liquidating Trust thereafter.

                  1.47 Distribution Date means any date on which a Distribution is made under the Plan.

                  1.48 Effective Date means the first Business Day on which all of the conditions to consummation of the Plan have been satisfied or waived pursuant to the Plan.

                  1.49 Entity shall have the meaning provided in Section 101(15) of the Bankruptcy Code.

                  1.50 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  1.51 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  1.52 Estate means the bankruptcy estate created in the Chapter 11 Case pursuant to Section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Case.

                  1.53 Face Amount means: (i) when used in reference to a Disputed Claim, the full stated amount claimed by the Holder of such Claim in any Proof of Claim; (ii) when used in reference to a contingent or unliquidated Claim, the amount of the Claim as estimated or approved for purposes of estimation by the Bankruptcy Court under Section 502(c) of the Bankruptcy Code; and (c) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

                  1.54 Final Order means an order, ruling, judgment, or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended and as to which: (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

                  1.55 Former Directors means each director of the Debtor, RFSC or RIC who: (i) in the case of the Debtor and RFSC, served as a director prior to the Petition Date and after January 1, 1997 and (ii) in the case of RIC, served as a director prior to the Rehabilitation Date and after January 1, 1997.

                  1.56 Former Officers means each officer of the Debtor, RFSC or RIC who: (i) in the case of the Debtor and RFSC, served as an officer prior to the Petition Date and after January 1, 1997 and (ii) in the case of RIC, served as an officer prior to the Rehabilitation Date and after January 1, 1997.

                  1.57 General Unsecured Claim means any Claim that is not a Senior Claim, a Senior Bondholder Claim, a Subordinated Bondholder Claim, a Subordinated Claim or the Liquidator Claim.

                  1.58 Holder means the Beneficial Holder of a Claim or Equity Interest and, when used in conjunction with a Class or type of Claim or Equity Interest, means a Beneficial Holder of a Claim or Equity Interest in such Class or of such type.

                  1.59 Impaired means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code, and when used with reference to a Class, a Class comprising Claims or Equity Interests that are so impaired.

                  1.60 Indemnity Reserve means the reserve to be created and maintained by the Liquidating Trust for the payment of indemnification claims of the Trustee pursuant to the Plan and the Liquidating Trust Agreement.

                  1.61 Indentures means the Senior Indenture and the Subordinated Indenture, as applicable.

                  1.62 Indenture Trustees' Charging Lien means any lien or other priority in payment arising prior to the Effective Date to which the Indenture Trustees may be entitled pursuant to the Indentures, against distributions to be made to holders of Senior Bondholder Claims and Subordinated Bondholder Unsecured Claims for payment of the Indenture Trustees' fees and expenses.

                  1.63 Indenture Trustees means Wells Fargo Bank Minnesota, N.A. respecting the Senior Indenture and HSBC Bank USA respecting the Subordinated Indenture, and their successors, each solely in their capacity as trustees under the applicable Indenture, either collectively or individually.

                  1.64 Intercompany Obligations means any obligations or claims between and among the Debtor or its subsidiaries and RFSC or its subsidiaries arising on or prior to the Effective Date, other than such obligations or claims arising under or explicitly provided for under the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Tax Sharing Agreement, the Senior Secured Credit Agreement or the Plan.

                  1.65 Internal Revenue Service means the United States Internal Revenue Service.

                  1.66 IRC means the United States Internal Revenue Code of 1986, as amended.

                  1.67 Leibowitz Action means that certain action captioned Glen Leibowitz and Harvey Greenfield v. Saul Steinberg, et al., pending in the Supreme Court of the State of New York, Westchester County (Case No. 9869/00).

                  1.68 Lien has the meaning provided in Section 101(37) of the Bankruptcy Code.

                  1.69 Liquidating Trust means the liquidating trust established pursuant to the Plan and the Liquidating Trust Agreement, which shall be called the "RGH Liquidating Trust".

                  1.70 Liquidating Trust Agreement means the agreement, by and between the Debtor and the Trustee, establishing and governing the Liquidating Trust, to be executed on or before the Effective Date, substantially in the form attached as Appendix B to the Disclosure Statement.

                  1.71 Liquidator means M. Diane Koken, and any successor thereto, in her or his capacity as the statutory liquidator of RIC.

                  1.72 Liquidator Claim means the claim of the Liquidator against the Debtor, but only to the extent such claim is expressly provided for in, and directly related to, the PA Settlement Agreement and/or the Tax Sharing Agreement.

                  1.73 Liquidator Reserve means the reserve to be created and maintained and held in trust for the sole benefit of the Liquidator, separate and apart from other property of the Liquidating Trust, by the Liquidating Trust, and which shall not be available to satisfy any indemnification, tax or expense obligations of the Liquidating Trust, with respect to proceeds to be paid to the Liquidator, as expressly provided for in the PA Settlement Agreement and/or the Tax Sharing Agreement.

                  1.74 Net 847 Refunds means the Section 847 Refunds after deducting: (i) first, any distributions required to be made to RIC under the PA Settlement Agreement and/or the Tax Sharing Agreement; and (ii) second, any costs and expenses incurred by Reorganized RFSC (except to the extent limited in accordance with the RGH/RFSC Settlement Term Sheet) in obtaining such refunds or contesting any claim by the IRS for the repayment of such refunds (including, but not limited to, those expenses directly arising from the defense or prosecution of such refunds); and subject to (iii) satisfaction of certain obligations of RGH and/or the Trust, as applicable, under the Senior Secured Credit Agreement as set forth in the RGH/RFSC Settlement Term Sheet, plus any residual interest in such Section 847 Refunds used to satisfy the obligations set forth in (iii) herein, pursuant to the RGH/RFSC Settlement Term Sheet and the RFSC Plan.

                  1.75 Opt-Out Claimant means any Holder of an Allowed Senior Bondholder Claim, Subordinated Bondholder Claim or General Unsecured Claim who makes an Opt-Out Election.

                  1.76 Opt-Out Election means the election to retain D&O Litigation Claims and Creditor Litigation Claims, if any.

                  1.77 PA Insurance Commissioner means the Pennsylvania Commissioner of Insurance.

                  1.78 PA Settlement Agreement means that certain agreement among the Committees and the Liquidator, dated April 1, 2003, together with the related side letter, dated April 4, 2003, approved by order of the Bankruptcy Court on May 28, 2003 and by order of the Commonwealth Court on June 19, 2003, copies of which are included in the Plan Appendix.

                  1.79 PBGC means the Pension Benefit Guaranty Corporation.

                  1.80 PBGC General Unsecured Claims means the General Unsecured Claims held by the PBGC pursuant to the PBGC Stipulation.

                  1.81 PBGC Stipulation means that certain stipulation and order among the Committees and the PBGC, dated September 27, 2004, approved by order of the Bankruptcy Court on October 15, 2004.

                  1.82 Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity, or as otherwise provided in Section 101(41) of the Bankruptcy Code.

                  1.83 Petition Date means June 12, 2001.

1.84 Plan means this Chapter 11 plan of reorganization, including, as applicable, the Plan Appendix, the Plan Supplement and all Exhibits, Supplements, Appendices and Schedules thereto, either in its present form or as the same may be altered, amended or modified from time to time in accordance with the Bankruptcy Code.

                  1.85 Plan Appendix means the documents specified in Section
15.13 of the Plan.

                  1.86 Plan Supplement means the documents specified in Section
15.14 of the Plan.

                  1.87 Priority Tax Claim means any Claim of a governmental unit entitled to priority pursuant to Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

                  1.88 Proof of Claim means a proof of claim filed in the Chapter 11 Case in accordance with the Bankruptcy Code, the Bankruptcy Rules and any Final Order of the Bankruptcy Court or other applicable law.

                  1.89 Pro Rata means, generally, the proportion that the Face Amount of a Claim bears to the aggregate Face Amount of all Claims in that particular Class, including Disputed Claims but excluding Disallowed Claims of such Class.

                  1.90 Professionals means those Persons employed in the Chapter 11 Case pursuant to Sections 327 and 1103 of the Bankruptcy Code or otherwise.

                  1.91 Professional Compensation, Reimbursement and Expense Claim means any Administrative Expense Claim for the compensation of Professionals and reimbursement of expenses incurred by such Professionals, the Committees and members of the Committees pursuant to Sections 330(a) or 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code.

                  1.92 Professional Compensation Procedures Order means the Order Pursuant to 11 U.S.C. ss.ss. 105(a) and 331 Establishing Procedures for Monthly Compensation and Reimbursement of Expenses of Professionals, entered by the Bankruptcy Court on October 3, 2001.

                  1.93 Rehabilitation Date means May 29, 2001, the date on which all of the assets of RIC were placed under the control of the Liquidator and the Commonwealth Court.

                  1.94 Reliance D&O Action means that certain action commenced on June 24, 2002, by the Liquidator against certain former officers and directors of RIC in the Commonwealth Court captioned Koken v. Steinberg, et al., Case No. 421 M.D. 2002 (July 24, 2002).

                  1.95 RFSC means Reliance Financial Services Corporation, together with any successor, designee, or other similar entity on and after the RFSC Effective Date appointed in accordance with the RFSC Plan.

                  1.96 RFSC Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by RFSC in the Bankruptcy Court on June 12, 2001 (Case No. 01-13403).

                  1.97 RFSC Confirmation Order means that certain order entered by the Bankruptcy Court on January 25, 2005, confirming the RFSC Plan.

                  1.98 RFSC Effective Date means April 22, 2005.

                  1.99 RFSC Plan means that certain plan of reorganization, as it may have been amended, filed by the Creditors' Committee in the RFSC Chapter 11 Case and confirmed therein by an order of the Bankruptcy Court entered on January 25, 2005.

                  1.100 RGH has the meaning set forth in the Preamble to the Plan, together with any successors, designees or the Trustee, as applicable.

                  1.101 RGH/RFSC Settlement Term Sheet means that certain RGH/RFSC Settlement Term Sheet, between the Bank Committee and the Creditors' Committee, dated January 29, 2004: (i) settling certain Claims between the Debtor and RFSC and (ii) providing for post-confirmation funding of RFSC by the Debtor, including Appendix A thereto which sets forth the mechanics of funding Reorganized RFSC and Appendix B thereto which sets forth, inter alia, the material terms and provisions of the Senior Secured Credit Agreement, a copy of which is included in the Plan Appendix, as approved by the Bankruptcy Court in the RGH/RFSC Settlement Term Sheet Order.

                  1.102 RGH/RFSC Settlement Term Sheet Order means that certain Bankruptcy Court order, dated February 27, 2004, approving the terms and provisions of the RGH/RFSC Settlement Term Sheet, a copy of which is included in the Plan Appendix.

                  1.103 RGH Tax Group means that certain affiliated group of corporations within the meaning of Section 1504(a) of the IRC, of which RFSC and RIC were members until the RFSC Effective Date and which had RGH as the common parent.

                  1.104 RIC means Reliance Insurance Company, a Pennsylvania insurance company, together with its successors or designees, as applicable.

                  1.105 Scheduled means the status and amount, if any, of a Claim as set forth in the Schedules.

                  1.106 Schedules means the schedules of assets and liabilities, the list of Holders of Claims and Equity Interests and the statement of financial affairs filed in the Bankruptcy Court by the Debtor, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Section 521 of the Bankruptcy Code and Bankruptcy Rules 1007 and 1009, and all amendments and modifications thereto.

                  1.107 Section 847 Refunds means any tax refunds that result from "special estimated tax payments" made by RIC, through the RGH Tax Group, under Section 847 of the IRC.

                  1.108 Secured Claim means any Claim: (i) to the extent reflected in the Schedules as a "Secured Claim", which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code; (ii) to the extent a Proof of Claim is filed alleging that the Claim is secured; or (iii) in the event that such Claim is subject to permissible setoff under Section 553 of the Bankruptcy Code, to the extent of such permissible setoff.

                  1.109 Securities Class Action means that class action lawsuit, captioned In re Reliance Group Holdings, Inc. Securities Litigation, Case No. 00-CV-4653 (TPG).

                  1.110 Securities Class Action Settlement means the resolution of the Securities Class Action as contemplated in Section II.A.4 of the D&O Settlement.

                  1.111 Securities Litigation Claim means any Claim against the Debtor, whether or not the subject of an existing lawsuit: (i) arising from rescission of a purchase or sale of shares or notes, or any other securities of the Debtor or any affiliate of the Debtor; (ii) for damages arising from the purchase or sale of any such security; (iii) for violations of the securities laws, misrepresentations, or any similar Claims, including, to the extent related to the foregoing or otherwise subject to subordination under Section 510(b) of the Bankruptcy Code, but not limited to, any attorneys' fees, other charges, or costs incurred on account of the forgoing Claims; or (iv) except as otherwise provided for in the Plan, for reimbursement, contribution, or indemnification allowed under Section 502 of the Bankruptcy Code on account of any such Claim, including Claims based upon allegations that the Debtor made false and misleading statements and engaged in other deceptive acts in connection with the sale of securities.

                  1.112 Senior Bondholder Claim means any claim arising out of being a holder of 9% Senior Notes issued pursuant to the Senior Indenture.

                  1.113 Senior Claims means all: (i) Administrative Expense Claims; (ii) Priority Tax Claims; (iii) Classified Priority Claims; (iv) Secured Claims and (v) any amounts necessary to cure defaults under any executory contract or unexpired lease to be assumed pursuant to Section 9.1 of the Plan.

                  1.114 Senior Claims Reserve means the reserve to be created and maintained by the Liquidating Trust for the payment of Senior Claims pursuant to the Plan.

                  1.115 Senior Indenture means the indenture and related documents governing those certain 9% Senior Notes due November 15, 2000.

                  1.116 Senior Secured Credit Agreement means that certain Credit Agreement, dated April 22, 2005, by and between Reorganized RFSC and RGH (and assumed by the Liquidating Trust as successor to RGH), establishing certain lending arrangements, including a term loan and a revolving credit facility, pursuant to the terms therein, and any and all of the documents, instruments and agreements relating thereto or executed or delivered in connection therewith, as any of the foregoing may be amended, supplemented, modified, extended, replaced, refinanced, renewed or restated from time to time, together with the related Security Agreement, Control Agreement and Interparty Agreement, each as of the same date.

                  1.117 Subordinated Bondholder Claim means any Claim arising out of being a holder of 9 3/4% Senior Subordinated Debentures issued pursuant to the Subordinated Indenture.

                  1.118 Subordinated Claims means: (i) all Securities Litigation Claims and, (ii) to the extent permitted by applicable law and after notice and a hearing, all fines, penalties, Claims for disgorgement, or orders of restitution against the Debtor; provided, however, that in accordance with 18 U.S.C. ss.3613(e), nothing herein shall apply to any fine, penalty, Claim for disgorgement, or order of restitution entered or ordered in connection with any criminal action or criminal proceeding by the United States.

                  1.119 Subordinated Indenture means the indenture and related documents governing those certain 9 3/4% Senior Subordinated Debentures due November 15, 2003, as applicable.

                  1.120 Tax Sharing Agreement means that certain Tax Sharing Agreement among RGH, RFSC and RIC (by the Liquidator), in substantially the form provided in the Plan Supplement, and as previously approved by order of the Bankruptcy Court and the Commonwealth Court.

                  1.121 Trust Beneficiaries means the Holders of Allowed Senior Bondholder Claims and General Unsecured Claims.

                  1.122 Trust Notice List means the list maintained by the Liquidating Trust for notice purposes, consisting of the following parties: (i) the Trustee, any successor Trustee and any substitute trustee; (ii) all Trust Beneficiaries; and (iii) any other parties added by the Trustee in the Trustee's reasonable discretion, or as required by order of the Bankruptcy Court.

                  1.123 Trust Property means the Assets that vest in the Liquidating Trust on the Effective Date plus any income earned thereon and all proceeds thereof minus all costs and expenses of and paid by the Liquidating Trust and Distributions.

                  1.124 Trust Report means any report required to be distributed and/or filed by the Trustee pursuant to the Liquidating Trust Agreement.

                  1.125 Trust Reserve means the reserve to be created and maintained by the Liquidating Trust to pay ongoing obligations of the Liquidating Trust.

                  1.126 Trustee means James Goodman or any successor trustee pursuant to the Plan or the Liquidating Trust Agreement.

                  1.127 Unclaimed Distribution means any Distribution which has not been claimed, including funds for any check: (i) mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (ii) not mailed or delivered because no Distribution Address to mail or deliver such Distribution was available; or (iii) delivered but not cashed or deposited within one hundred eighty (180) days of the date of issuance thereof.

                  1.128 Unimpaired means, with reference to a Claim or Class, a Claim or Class that is not Impaired.

                  1.129 United States Trustee means, the office of the United States Trustee within the United States Department of Justice with jurisdiction over the Chapter 11 Case, or the representative of such office, as applicable.

                  1.130 Unsecured Claims Reserve means the reserve to be created and maintained by the Liquidating Trust to pay Disputed General Unsecured Claims to the extent such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

                  1.131 Voting Agent means Bankruptcy Services, LLC.

                                   ARTICLE II

                             RULES OF INTERPRETATION

                  2.1 Rules of Interpretation; Application of Definitions and Rules of Construction. For purposes of the Plan, the provisions of the Plan shall control over any descriptions thereof contained in the Disclosure Statement. Any references herein to "Articles," "Sections," "Schedules," "Appendices", "Supplements" and "Exhibits," when not qualified by a reference to another document, are references to the Articles, Sections, Schedules, Appendices, Supplements and Exhibits of or to the Plan. Any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions. Any references in the Plan to an existing document, Schedule, Appendix, Supplement or Exhibit filed or to be filed means such document, Schedule, Appendix, Supplement or Exhibit as it may have been or may be amended, modified or supplemented. Whenever it appears appropriate from the context, each term stated in either the singular or the plural shall include the singular and the plural, and each pronoun stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "herein", "hereof", "hereto", "hereunder" and other words of similar import refer to the Plan as a whole and not to the part in which such words appear. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to Articles, Sections, Schedules, Appendices, Supplements and Exhibits are inserted for convenience of reference only, and are not intended to be a part of the Plan or to affect the interpretation of the Plan. Except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the respective meanings ascribed to them in Article I of this Plan, and any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Without limiting the preceding sentence, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

                  2.2 Accounting Terms. Any accounting terms used in the Plan that are not specifically defined in the Plan shall be construed in accordance with United States Generally Accepted Accounting Principles (GAAP) applied on a consistent basis.

                  2.3 References to Monetary Figures. All references in the Plan to monetary figures shall refer to United States currency, unless otherwise expressly provided.

                  2.4 Computation of Time. Unless otherwise expressly provided, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                  2.5 Incorporation of Exhibits. All Exhibits and Schedules to the Plan, as well as the Plan Appendix and the Plan Supplement, are part of the Plan and incorporated herein as fully as if set forth at length herein.

                  2.6 The PA Settlement Agreement, The RGHI/RFSC Settlement, The Term Sheet and the PBGC Stipulation. In the event of any inconsistency between the terms of that portion of the Plan and the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, as applicable, shall govern. In the event of any inconsistency between the terms of the RGH/RFSC Settlement Term Sheet and the terms of the PA Settlement Agreement, the terms of the PA Settlement Agreement, subject to the Tax Sharing Agreement, shall govern. In the event of any inconsistency between the terms of that portion of the Plan and the terms of the PBGC Stipulation, the terms of the PBGC Stipulation, as applicable, shall govern.

                                  ARTICLE III

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  3.1 Administrative Expense Claims. Except to the extent that any Holder of an Allowed Administrative Expense Claim (other than a Professional Compensation, Reimbursement or Expense Claim) agrees to a less favorable treatment, such Holder shall receive, in full and complete settlement, satisfaction and release of such Allowed Administrative Expense Claim, Cash in an amount equal to the unpaid portion of such Allowed Administrative Expense Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims (other than Professional Compensation, Reimbursement or Expense Claims) representing liabilities incurred in the ordinary course of business by the Debtor in Possession shall be paid in full in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions. Allowed Administrative Expense Claims will be paid by the Liquidating Trust from the Senior Claims Reserve.

                  3.2 Allowance and Payment of Professional Compensation, Reimbursement and Expense Claims.

                  (a) Each Entity seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 327, 328, 330(a), 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5) and 1103 of the Bankruptcy Code shall: (i) file with the Bankruptcy Court and (ii) serve on counsel for the Debtor, counsel for the Bank Committee, counsel for the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, an application for final allowance of compensation and reimbursement of expenses, no later than seventy-five (75) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court. Objections to applications of Professionals and other Entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than ninety (90) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court.

                  (b) Each Holder of an Allowed Professional Compensation, Reimbursement and Expense Claim shall receive, in full and complete settlement, satisfaction and release of such Allowed Professional Compensation, Reimbursement and Expense Claim, Cash in an amount equal to the unpaid portion of such Allowed Professional Compensation, Reimbursement and Expense Claim: (i) within ten (10) days after the entry of an order allowing such fees and expenses or as soon thereafter as is practicable or (ii) upon such less favorable treatment as may be mutually agreed upon between such Holder of an Allowed Professional Compensation, Reimbursement and Expense Claim and the Liquidating Trust. Allowed Professional Compensation, Reimbursement and Expense Claims will be paid by the Liquidating Trust from the Senior Claims Reserve.

                  (c) Notwithstanding any provision contained in this Plan to the contrary, all reasonable compensation, fees, expenses, disbursements and indemnity claims incurred by the Indenture Trustees before, on and after the Petition Date, including the reasonable fees, expenses and disbursements of agents and counsel retained by the respective Indenture Trustee, shall be paid in Cash on the Effective Date or as soon thereafter as is practicable as Administrative Expense Claims, without the need for application to, or approval of, any court.

                  3.3 Allowance and Payment of Other Administrative Expense Claims. All requests for payment of unpaid Administrative Expense Claims (other than as set forth in Section 3.2 of the Plan) must be filed with the Bankruptcy Court and served on counsel to the Debtor, counsel to the Bank Committee, counsel to the Creditors' Committee, the United States Trustee and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, no later than forty-five (45) days after the Effective Date. Unless the Debtor, the Bank Committee or the Creditors' Committee files an objection to an Administrative Expense Claim within forty-five (45) days after receipt of such request for payment, such Administrative Expense Claim shall be deemed Allowed in the amount requested. All such Allowed Administrative Expense Claims shall be treated in accordance with the terms of Section 3.1 except that such Allowed Administrative Expense Claims shall be paid within ten (10) days of the Claim being Allowed or being deemed Allowed.

                  3.4 Priority Tax Claims. Except to the extent that any Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, such Holder shall receive, in full and complete settlement and satisfaction of such Allowed Priority Tax Claim, Cash in an amount equal to the unpaid portion of such Allowed Priority Tax Claim on the Effective Date or as soon thereafter as is practicable; provided, however, that any Priority Tax Claim that is not an Allowed Claim, including any Priority Tax Claim not due and owing on the Effective Date, will be paid in accordance with this Section when and to the extent that such Claim becomes an Allowed Claim that is due and owing. Priority Tax Claims will be paid by the Liquidating Trust from the Senior Claims Reserve.

                                   ARTICLE IV

               CLASSIFICATION OF OTHER CLAIMS AND EQUITY INTERESTS

                  Claims (other than Administrative Expense Claims, including Professional Compensation, Reimbursement and Expense Claims, and Priority Tax Claims, which are excluded from the Classes set forth below in accordance with
Section 1123(a)(1) of the Bankruptcy Code) and Equity Interests are classified for all purposes, including voting, confirmation and distribution, pursuant to the Plan, as follows:

Class                                                      Status
-----                                                      ------
Class 1 - Classified Priority Claims                      Unimpaired
Class 2 - Secured Claims                                  Unimpaired
Class 3a - Senior Bondholder Claims                       Impaired
Class 3b - Subordinated Bondholder Claims                 Impaired
Class 3c - General Unsecured Claims                       Impaired
Class 4 - Liquidator Claim                                Impaired
Class 5 - Subordinated Claims                             Impaired
Class 6 - Equity Interests                                Impaired

                                   ARTICLE V

                 TREATMENT OF OTHER CLAIMS AND EQUITY INTERESTS

                  5.1 Class 1 - Classified Priority Claims.

                  (a) Impairment and Voting. Classified Priority Claims (Class
1) are Unimpaired by the Plan. Each Holder of an Allowed Classified Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions. Except to the extent that a Holder of an Allowed Classified Priority Claim agrees to a less favorable treatment, each Holder of an Allowed Classified Priority Claim shall receive, in full and complete settlement, satisfaction and release of its Allowed Classified Priority Claim, Cash in an amount equal to the unpaid portion of such Allowed Classified Priority Claim on the Effective Date or as soon thereafter as is practicable. Classified Priority Claims will be paid by the Liquidating Trust from the Senior Claims Reserve.

                  5.2 Class 2 - Secured Claims.

                  (a) Impairment and Voting. Secured Claims (Class 2) are Unimpaired by the Plan. Each Holder of an Allowed Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

                  (b) Distributions/Reinstatement of Claims. Except to the extent that a Holder of an Allowed Secured Claim agrees to a less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, each Holder of an Allowed Secured Claim shall, in full and complete settlement, satisfaction and release of and in exchange for its Allowed Secured Claim, at the sole option of the Liquidating Trust: (i) be reinstated and rendered Unimpaired; (ii) receive Cash in an amount equal to the unpaid portion of such Allowed Secured Claim, including any interest on such Allowed Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code; or (iii) receive the Collateral securing its Allowed Secured Claim and any interest on such Allowed Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code. Allowed Secured Claims to be paid in Cash shall be paid by the Liquidating Trust from the Senior Claims Reserve.

                  5.3 Class 3a - Senior Bondholder Claims.

                  (a) Impairment and Voting. Senior Bondholder Claims (Class 3a) are Impaired by the Plan and shall be deemed Allowed in the aggregate amount of three hundred twenty million seven hundred thousand eight hundred sixty-nine dollars and eight cents ($320, 700, 869.08) (this amount excludes the principal amount and any interest on or in respect of (including any interest on interest) the 9% Senior Notes owned by the Debtor, directly or indirectly, including in street name). Each Holder of an Allowed Senior Bondholder Claim is entitled to vote to accept or reject the Plan on the Ballot and to make the Opt-Out Election.

                  (b) Distributions. Except to the extent that a Holder of an Allowed Senior Bondholder Claim agrees to a less favorable treatment, each Holder of an Allowed Senior Bondholder Claim shall: (i) receive, in full and complete settlement, satisfaction and release of and in exchange for its Allowed Senior Bondholder Claim, including, but not limited to, any and all Contractual Subordination Rights, a right to its Pro Rata share, together with Class 3c, of noncertificated beneficial interests in the Liquidating Trust, which beneficial interests shall generally be nontransferable and which entitle the Holder to:
(A) with respect to Distributions of Distributable Assets, the amount that is equal to the product of: (1) the fraction with the amount of the Holder's Allowed Class 3a Claim as the numerator and the aggregate Allowed Class 3a Claims as the denominator, multiplied by (2) the fraction with the sum of the aggregate Allowed Class 3a Claims and Class 3b Claims as the numerator and the sum of the aggregate Allowed Class 3a Claims, Class 3b Claims and Class 3c Claims as the denominator, multiplied by (3) the Distribution of Distributable Assets and (B) with respect to Distributions of Distributable D&O Litigation Proceeds Assets, provided that the Holder is not an Opt-Out Claimant, the amount that is equal to the product of: (1) the fraction with the amount of the Holder's Allowed Class 3a Claim as the numerator and the aggregate Allowed Class 3a Claims of Holders that are not Opt-Out Claimants as the denominator, multiplied by (2) the fraction with the sum of the aggregate Allowed Class 3a Claims and Class 3b Claims as the numerator and the sum of the aggregate Allowed Class 3a Claims, Class 3b Claims and Class 3c Claims as the denominator, multiplied by (3) the Distribution of Distributable D&O Litigation Proceeds Assets; provided, however, in the event that Class 3b votes, as a Class, to accept the Plan, then Distributions to Class 3a shall be reduced by: (a) the first one million, four hundred thirty thousand dollars ($1,430,000.00) of Distributions of Distributable Assets and (b) provided that there is at least one (1) Holder of a Class 3b Claim that is not an Opt-Out Claimant, the first five hundred seventy thousand dollars ($570,000.00) of Distributions of Distributable D&O Litigation Proceeds Assets, and (ii) be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor; provided, however, that any Holder of a Senior Bondholder Claim that is an Opt-Out Claimant shall not be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor.

                  5.4 Class 3b - Subordinated Bondholder Claims.

                  (a) Impairment and Voting. Subordinated Bondholder Claims (Class 3b) are Impaired by the Plan and shall be deemed Allowed in the aggregate amount of one hundred ninety million three hundred seven thousand three hundred seventeen dollars and three cents ($190,307,317.03) (this amount excludes the principal amount and any interest on or in respect of (including any interest on interest) the 9 3/4% Senior Subordinated Debentures owned by the Debtor, directly or indirectly, including in street name). Each Holder of an Allowed Subordinated Bondholder Claim is entitled to vote to accept or reject the Plan on the Ballot and to make the Opt-Out Election.

                  (b) Distributions. Only in the event that Class 3b, as a Class, votes to accept the Plan, except to the extent that a Holder of an Allowed Subordinated Bondholder Claim agrees to a less favorable treatment, each Holder of an Allowed Subordinated Bondholder Claim shall: (i) receive, in full and complete settlement, satisfaction and release of and in exchange for its Allowed Subordinated Bondholder Claim, including, but not limited to, the satisfaction of any Contractual Subordination Right, a right to its Pro Rata share of the sum of: (A) the product of the fraction with the amount of the Holder's Allowed Class 3b Claim as the numerator and the aggregate Allowed Class 3b Claims as the denominator multiplied by one million four hundred thirty thousand dollars ($1,430,000.00) and (B) provided that the Holder is not an Opt-Out Claimant, the product of the fraction with the amount of the Holder's Allowed Class 3b Claim as the numerator and the aggregate Allowed Class 3b Claims of Holders that are not Opt-Out Claimants as the denominator multiplied by five hundred seventy thousand dollars ($570,000.00), and (ii) be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor; provided, however, that any Holder of a Subordinated Bondholder Claim that is an Opt-Out Claimant shall not be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor.

                  If Class 3b, as a Class, does not vote to accept the Plan, then no Holder of a Subordinated Bondholder Claim shall (i) receive any Distributions from the Debtor and/or the Liquidating Trust (whether relating to the D&O Litigation Proceeds, the Creditor Litigation Proceeds, or otherwise) and
(ii) be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor.

                  5.5 Class 3c - General Unsecured Claims.

                  (a) Impairment and Voting. General Unsecured Claims (Class 3c) are Impaired by the Plan. Each Holder of a General Unsecured Claim is entitled to vote to accept or reject the Plan and to make the Opt-Out Election on the Ballot. Any Claim for executory contract rejection damages that is not an Administrative Expense Claim shall be deemed to be a General Unsecured Claim for purposes of distribution, subject to allowance thereof.

                  (b) Distributions. Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, each Holder of an Allowed General Unsecured Claim shall: (i) receive, in full and complete settlement, satisfaction and release of and in exchange for its Allowed General Unsecured Claim, a right to its Pro Rata share , together with Class 3a, of noncertificated beneficial interests in the Liquidating Trust, which beneficial interests shall generally be nontransferable and which entitle the Holder to: (A) with respect to Distributions of Distributable Assets, the amount that is equal to the product of: (1) the fraction with the amount of the Holder's Allowed Class 3c Claim as the numerator and the aggregate Allowed Class 3c Claims as the denominator, multiplied by (2) the fraction with the aggregate Allowed Class 3c Claims as the numerator and the sum of the aggregate Allowed Class 3a Claims, Class 3b Claims and Class 3c Claims as the denominator, multiplied by (3) the Distribution of Distributable Assets and (B) with respect to Distributions of Distributable D&O Litigation Proceeds Assets, provided that the Holder is not an Opt-Out Claimant, the amount that is equal to the product of: (1) the fraction with the amount of the Holder's Allowed Class 3c Claim as the numerator and the aggregate Allowed Class 3c Claims of Holders that are not Opt-Out Claimants as the denominator, multiplied by (2) the fraction with the sum of the aggregate Allowed Class 3c as the numerator and the sum of the aggregate Allowed Class 3a Claims, Class 3b Claims and Class 3c Claims as the denominator, multiplied by (3) the Distribution of Distributable D&O Litigation Proceeds Assets, and (ii) shall be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor (other than those covered in Section 12.9(c)(v) of the Plan, as applicable): provided, however, that that any Holder of a General Unsecured Claim that is an Opt-Out Claimant shall not be deemed to have assigned its D&O Litigation Claims and Creditor Litigation Claims, if any, to the Debtor.

                  Any Holder of a General Unsecured Claim that is legally unable to receive a Distribution from the D&O Litigation Proceeds Reserve shall be deemed to be an Opt-Out Claimant.

                  5.6 Class 4 - Liquidator Claim.

                  (a) Impairment and Voting. The Liquidator Claim (Class 4) shall be deemed an Allowed Claim as of the Petition Date in the aggregate amount of Two Hundred Eighty-Eight Million Dollars ($288,000,000). The Liquidator Claim is impaired by the Plan. The Liquidator, as the Holder of the Allowed Liquidator Claim, is entitled to vote to accept or reject the Plan.

                  (b) Distributions. Except to the extent that the Holder of the Allowed Liquidator Claim: (i) has been paid by the Debtor prior to the Effective Date, pursuant to the PA Settlement Agreement or otherwise or (ii) agrees to a less favorable treatment, on the Effective Date, or as soon thereafter as is practicable, the Holder of the Allowed Liquidator Claim shall be entitled to receive, in full and complete settlement, satisfaction and release of and in exchange for its Allowed Liquidator Claim, and in extinguishment of this Claim or any other claims against the Debtor, the payments or other distributions provided under the Tax Sharing Agreement and the PA Settlement Agreement, including any then due payments of "New Cash", as that term is used in the PA Settlement Agreement. The Allowed Liquidator Claim shall be paid by the Liquidating Trust from the Liquidator Reserve.

                  5.7 Class 5 - Subordinated Claims.

                  (a) Impairment and Voting. Subordinated Claims (Class 5) are Impaired by the Plan. No Holder of a Subordinated Claim shall receive any Distribution under the Plan or be entitled to vote to accept or reject the Plan, and each such Holder is, therefore, deemed to have rejected the Plan.

                  (b) Distributions. No holder of a Subordinated Claim shall be entitled to, or shall receive or retain, any property on account of its Subordinated Claim. The Plan shall otherwise neither impair nor create any right of any Holder of a Subordinated Claim to assert such Claim against any of the Debtor's insurance policies. In accordance with 18 U.S.C. ss.3613(e), nothing in this Plan or any document or order associated herewith shall subordinate or affect any fine, penalty, Claim for disgorgement, or order of restitution entered or ordered in connection with any criminal action or criminal proceeding by the United States.

                  5.8 Class 6 - Equity Interests.

                  (a) Impairment and Voting. Equity Interests (Class 6) are Impaired by the Plan. No Holder of an Equity Interest shall receive any Distribution under the Plan or be entitled to vote to accept or reject the Plan, and each such Holder is, therefore, deemed to have rejected the Plan.

                  (b) Distributions. On the Effective Date, the Equity Interests shall be canceled and extinguished and no Holder thereof shall be entitled to, or shall receive or retain any property, on account of its Equity Interests.

                  5.9 9% Senior Notes and 9 3/4% Senior Subordinated Debentures Held by Debtor. Notwithstanding anything herein to the contrary, none of the 9% Senior Notes due November 15, 2000 or the 9 3/4% Senior Subordinated Debentures due November 15, 2003 owned by the Debtor, directly or indirectly, including in street name, shall be entitled to: (i) vote to accept or reject the Plan; (ii) receive any property otherwise distributable to Senior Bondholder Claims or Subordinated Bondholder Claims, respectively; and (iii) assert any Contractual Subordination Right.

                                   ARTICLE VI

                              THE LIQUIDATING TRUST

                  6.1 Establishment of Trust. On the Effective Date, the Liquidating Trust Agreement (and any necessary or appropriate ancillary documents) shall be executed and all other steps shall be taken such that the Liquidating Trust shall be established as a grantor trust pursuant to the Liquidating Trust Agreement for the purposes of receiving the Trust Property and assuming the Assumed Liabilities, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries, in accordance with the provisions of the Plan and the Liquidating Trust Agreement as promptly and efficiently as is reasonably possible. The Liquidating Trust shall be a liquidating trust whose primary purpose shall be the liquidation of the assets transferred to it with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. The parties who receive beneficial interests in the Liquidating Trust pursuant to the Plan and the Liquidating Trust Agreement will be deemed to be subject to the terms of the Liquidating Trust Agreement, whether or not such parties execute the Liquidating Trust Agreement.

                  6.2 Trustee. On the Effective Date, James A. Goodman, a natural Person, shall be appointed Trustee of the Liquidating Trust. In accordance with the RGH/RFSC Settlement Term Sheet, which has previously been approved by the Bankruptcy Court, the Debtor and the Liquidating Trust shall waive, and shall be deemed to have waived, any conflict of interest of any counsel, director or officer of Reorganized RFSC, the Trustee, or counsel for the Trustee or for the Liquidating Trust arising from, among other things: (i) the employment of the Trustee as a director or officer of Reorganized RFSC and the participation of such Trustee in negotiations leading to employment and (ii) the participation of counsel to RGH or Reorganized RFSC as co-counsel or lead counsel in the pursuit or defense of Section 847 Refunds.

                  6.3 Transfer of Assets. On the Effective Date, all of the Debtor's right, title and interest in and to the Assets, including but not limited to: (i) RGH's interest in the Net 847 Refunds (and other payments due it under the Tax Sharing Agreement); (ii) rights of the Debtor to assets owned or otherwise held by RFSC as set forth in the RGH/RFSC Settlement Term Sheet; (iii) rights of the Debtor to payments or otherwise from RFSC under the RGH/RFSC Settlement Term Sheet and the Senior Secured Credit Agreement; (iv) the Debtor's Cash, including balances in the Debtor's bank accounts and its temporary investments; (v) rights of the Debtor in the D&O Litigation Claims and the proceeds therefrom; (vi) the Debtor's interest in certain distributions of Cash from RIC to Reorganized RFSC pursuant to the RGH/RFSC Settlement Term Sheet;
(vii) those certain Causes of Action as set forth in Section 10.6 herein and
(viii) Avoidance Claims, shall be, and be deemed to have been, transferred, assigned and delivered to, and shall vest in the Liquidating Trust and such Assets shall become Trust Property, free and clear of any and all liens, claims and interests of any Person, except as otherwise provided in the Plan, the RFSC Plan, the RFSC Confirmation Order, the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, and the Tax Sharing Agreement. The Debtor shall thereupon retain no interest in the Assets.

                  For federal income tax purposes: (i) the Debtor will treat the transfer of the Assets to the Liquidating Trust, net of Assumed Liabilities, as though the Debtor had distributed the net Assets to the Holders of Claims that are to receive beneficial interests in the Liquidating Trust, entitling such Holders to certain distributions from the Liquidating Trust, followed by a deemed transfer of these assets by these Holders to the Liquidating Trust and
(ii) the Holders of such Claims will be treated as the grantors and deemed owners of the Liquidating Trust. The tax information returns provided annually to the beneficiaries of the Liquidating Trust will be prepared without taking into account the tax basis of the assets constructively contributed to the Liquidating Trust by each of the Trust Beneficiaries on the Effective Date (with the result that each Trust Beneficiary will need to appropriately adjust the tax information provided to it each year in order to reflect the values ascribed by such beneficiary to the assets constructively contributed by it to the Liquidating Trust on the Effective Date).

                  6.4 Liquidating Trust Limitations. The Liquidating Trust is not permitted to receive or retain Cash or cash equivalents in excess of a reasonable amount to meet Claims and contingent liabilities (including Disputed Claims). The investment powers of the Liquidating Trust, other than those reasonably necessary to maintain the value of the Assets and to further the liquidating purpose of the Liquidating Trust, are limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills. The Liquidating Trust is required to distribute at least annually to the beneficiaries its net income plus all net proceeds from the sale of assets, except that the Liquidating Trust may retain an amount of net proceeds or net income reasonably necessary to meet Claims and contingent liabilities (including Disputed Claims) and to evaluate litigation claims. The Liquidating Trust is required to make continuing efforts to dispose of the Trust Property, make timely Distributions and not unduly prolong the duration of the Liquidating Trust.

                  6.5 Duties. The Trustee shall be authorized, directed and empowered to issue the beneficial interests in the Liquidating Trust to Trust Beneficiaries, in accordance with the terms hereof, preserve, protect and maximize the value of the Trust Property, evaluate litigation claims, sell or otherwise liquidate the Trust Property as promptly and efficiently as is reasonably possible, and distribute all income and proceeds from the Trust Property in accordance with the terms of the Plan and the Liquidating Trust Agreement. The Trustee may engage such attorneys, accountants and other professionals as are reasonable required to effectively and efficiently perform its responsibilities under the Plan and the Liquidating Trust Agreement. The Trustee shall pay the reasonable fees, charges and other expenses of such attorneys, accountants and other professionals who provide services after the Effective Date as an expense of the Liquidating Trust, as well as other reasonable expenses of the Liquidating Trust, without further order of the Bankruptcy Court. When all Disputed Claims filed against the Debtor have become Allowed Claims or have been Disallowed by Final Order, and all of the Trust Property has been distributed in accordance with the Plan, the Trustee shall seek authority from the Bankruptcy Court to close the Chapter 11 Case (to the extent such relief has not already been sought) in accordance with the Bankruptcy Code and the Bankruptcy Rules.

                  6.6 Liquidating Trust Actions. Except as otherwise provided in the Plan, upon the Effective Date, the Liquidating Trust shall have the authority, to the extent set forth in the Liquidating Trust Agreement, to: (i) examine all rights of action, including, without limitation, Avoidance Actions and Causes of Action that constitute Trust Property and to file, litigate to final judgment, settle or withdraw such rights of action and (ii) examine Claims and to file, litigate to final judgment, settle, or withdraw objections to Claims.

                  6.7 Substitution of Contract Party. In accordance with the provisions of the Plan governing assumption and rejection of executory contracts, the Liquidating Trust shall be substituted as a party for the Debtor and the Creditors' Committee and shall perform and succeed to all of the Debtor's and the Creditors' Committee's rights and obligations under the Assumed Contracts, including but not limited to, the RGH/RFSC Settlement Term Sheet, the PA Settlement Agreement, the Senior Secured Credit Agreement, the Tax Sharing Agreement, and the D&O Settlement Agreement (including the releases and other documents entered into in connection therewith). Additionally, the Liquidating Trust shall be substituted as a party for the Bank Committee and shall perform and succeed to all of the Bank Committee's rights and obligations under the PA Settlement Agreement except to the extent such rights and obligations have been or are to be performed or succeeded to by Reorganized RFS Corporation.

                  6.8 Nontransferability of Liquidating Trust Interests. The beneficial interests in the Liquidating Trust shall not be certificated and are not transferable (except pursuant to the laws of descent and distribution or otherwise by operation of law).

                  6.9 Debtor's Books and Records. Upon the Effective Date, the Debtor shall transfer and assign to the Liquidating Trust the books and records of the Debtor, which shall have authority to take possession and otherwise control the Debtor's books and records.

                  6.10 Dissolution of Debtor. As of the Effective Date, the Debtor shall be deemed dissolved under applicable state law. On or before the Effective Date or as soon as reasonably practicable thereafter, the Debtor and the Liquidating Trust, as applicable, shall take such steps as may be necessary to memorialize and/or implement the dissolution of the Debtor under applicable state law.

                  6.11 Taxable Year Election. Prior to its dissolution, the Debtor will file an election to change its taxable year to a year ending on September 30, unless the Debtor and RFSC shall otherwise agree.

                  6.12 Counsel to Trust. Upon the Effective Date, and without further order of the Bankruptcy Court, the Liquidating Trust may, but shall not be required to, employ Orrick, Herrington & Sutcliffe, LLP as its counsel.

                  6.13 Privilege. Upon the Effective Date, all privileges, including the attorney-client privilege, to which the Debtor and/or Debtor in Possession is entitled, regardless of whether such privileges relate to matters occurring prior to or after the Petition Date, shall vest in, and may be asserted by or waived on behalf of, the Liquidating Trust.

                  6.14 Indemnity. The Liquidating Trust shall indemnify, hold harmless and reimburse the Trustee against and from any and all loss, liability, expense or damage which he or she may incur or sustain, in the exercise and performance of any of his or her powers and duties under the Liquidating Trust Agreement, or for any act or omission in connection with or arising out of administration of the Plan or the property to be distributed under the Liquidating Trust, except for the Trustee's fraud, gross negligence, willful misconduct, or breach of fiduciary duty.

                                  ARTICLE VII

                       ACCEPTANCE OR REJECTION OF THE PLAN

                  7.1 Tabulation of Votes. The Voting Agent shall tabulate the votes with respect to the Plan.

                  7.2 Acceptance by an Impaired Class of Creditors. In accordance with Section 1126(c) of the Bankruptcy Code, and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class shall have accepted the Plan if the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan have voted to accept the Plan.

                  7.3 Voting Classes. Only the Holders of Allowed Claims in Classes 3a, 3b, 3c and 4 against which no objections are pending at the time the vote on the Plan is solicited shall be entitled to vote to accept or reject the Plan, unless the Bankruptcy Court so directs.

                  7.4 Confirmation Pursuant to Section 1129(b). The confirmation requirements of Section 1129 of the Bankruptcy Code must be satisfied with respect to the Plan. To the extent that any Impaired Class entitled to vote on the Plan rejects the Plan or is deemed to reject the Plan, and all of the applicable requirements for confirmation of the Plan are met as set forth in
Section 1129(a)(1) through (13) of the Bankruptcy Code, except subsection (a)(8) thereof, the Creditors' Committee shall request that the Bankruptcy Court confirm the Plan, as it may be modified from time to time, pursuant to Section 1129(b) of the Bankruptcy Code, notwithstanding the requirements of Section 1129(a)(8) thereof, on the basis that the Plan is fair and equitable and does not discriminate unfairly with respect to each Class of Impaired Claims or Equity Interests that has not accepted the Plan.

                                  ARTICLE VIII

                            INTERCOMPANY OBLIGATIONS

                  Except as otherwise provided in the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, the Tax Sharing Agreement or the Plan, on and after the Effective Date, the Debtor and its subsidiaries and RFSC and its subsidiaries (or successors) will be permanently enjoined from taking any action on account of any and all Intercompany Obligations (to the extent such Intercompany Obligations remained after the RFSC Effective Date).

                                   ARTICLE IX

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  9.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

                  (a) Executory Contracts and Unexpired Leases. Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Entity shall be deemed rejected as of the Effective Date, except for any executory contract or unexpired lease: (i) that has been assumed pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; (ii) as to which a motion for approval of the assumption of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date; or (iii) that is set forth in Schedule 9.1 in the Plan Supplement; provided, however, that the Creditors' Committee reserves the right, on or prior to the Confirmation Date, to amend Schedule 9.1 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected by the Debtor. The Creditors' Committee shall provide notice of any amendment to Schedule 9.1 to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on
Schedule 9.1 shall not constitute an admission by the Debtor, the Creditors' Committee or the Liquidating Trust that such document is an executory contract or an unexpired lease or that the Debtor or the Liquidating Trust has any liability thereunder.

                  (b) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute: (i) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 9.1(a) (including those set forth in Schedule
9.1 in the Plan Supplement); (ii) the approval of the extension of time, pursuant to Section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign or reject the unexpired leases specified in
Section 9.1(a), if any, through the date of entry of an order approving the assumption or assumption and assignment of such unexpired leases; and (iii) the approval, pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 9.1(a).

                  (c) Cure of Defaults. Except as may otherwise be agreed to by the parties, within thirty (30) days after the Effective Date, the Liquidating Trust shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to Section 9.1(a), in accordance with Section 365(b)(1) of the Bankruptcy Code. In the event of a dispute regarding: (i) the nature or the amount of any cure; (ii) the ability of the Liquidating Trust or any assignee to provided "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, then the cure payment required to be made pursuant to Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption of such agreement. Any cure payments required to be made shall be made from the Senior Claims Reserve.

                  (d) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising from the rejection of a pre-petition executory contract or unexpired lease pursuant to Section 9.1(a) must be asserted by a Proof of Claim filed with the Bankruptcy Court and served upon the Debtor or the Liquidating Trust, as applicable, no later than thirty (30) days after the Effective Date. In the absence of a timely filed Proof of Claim, any such Claims shall be forever barred and shall not be enforceable against the Debtor, the Liquidating Trust, the Debtor's Estate or its property and the Holder thereof shall not receive any Distributions under the Plan on account of such rejection Claim. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of pre-petition executory contracts and unexpired leases shall be treated, to the extent they are Allowed, as Allowed General Unsecured Claims.

                  9.2 Waiver of Contractual Subordination Rights. As of the Effective Date, each Holder of an Allowed Claim including, but not limited to, Holders of Senior Bondholder Claims or Subordinated Bondholder Claims (or the applicable Indenture Trustees), by virtue of: (i) the acceptance of the Plan by such Holder's Class in accordance with section 1126 of the Bankruptcy Code; (ii) the acceptance of the Plan by such Holder; (iii) the acceptance of any distribution under the Plan on account of such Claim, including the apportionment of distributions among the Senior Bondholder Claims and Subordinated Bondholder Claims; and/or (iv) the confirmation of the Plan, except as otherwise provided herein, waives, releases and relinquishes any Contractual Subordination Rights and accordingly, on and after the Effective Date, each Holder of an Allowed Claim, including Holders of Senior Bondholder Claims and Subordinated Bondholder Claims (and the applicable Indenture Trustees) shall be enjoined from attempting to assert or enforce any allegedly contrasting or conflicting rights, including Contractual Subordination Rights.

                  9.3 Cancellation of Existing Securities and Agreements. On the Effective Date, the Indentures, any notes relating to the Indentures, as well as any and all securities or agreements relating to the RGH Common Stock and other Equity Interests, will be deemed canceled, terminated and of no further force or effect; provided, however, that the Indentures will continue in effect for the limited purpose of: (i) allowing holders of Senior Bondholder Claims and Subordinated Bondholder Claims to receive their Distributions hereunder; (ii) allowing the Indenture Trustees to make the Distributions, if any, to be made to holders of Senior Bondholder Claims and Subordinated Bondholder Claims; and
(iii) permitting the Indenture Trustees to assert their respective Indenture Trustees' Charging Lien against such Distributions for payment of any unpaid Indenture Trustees' fees and expenses.

                                   ARTICLE X

                           IMPLEMENTATION OF THE PLAN

                  10.1 Applicable Law. All of the corporate governance or other provisions in Article X of the Plan shall be subject to all applicable regulatory requirements and approvals and to applicable law.

                  10.2 Discontinuance of Corporate Existence. Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, the Debtor shall not continue to exist as a separate corporate entity after it is dissolved in accordance with the Plan, and thus shall retain none of the powers of a corporation under applicable law in the jurisdiction in which it was formed and/or pursuant to any operative documents in effect prior to the Effective Date.

                  10.3 Indemnification. The Liquidating Trust may indemnify the Trustee to the fullest extent permitted by applicable law, and the Trustee, subject to all applicable provisions of the Plan and the Liquidating Trust Agreement, may reserve funds from the Trust Property to satisfy such indemnification obligations.

                  10.4 Postpetition RFSC Operating Expenses. The Liquidating Trust shall perform all duties and obligations of the Debtor under the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, the RFSC Plan and the RFSC Confirmation Order.

                  10.5 Priority of PA Settlement Agreement Claims. Pursuant to
Section 7(e) of the PA Settlement Agreement, all payments and payment obligations of the Debtor to the Liquidator or RIC under the PA Settlement Agreement and the Tax Sharing Agreement shall constitute Administrative Expense Claims, to the extent allowed.

                  10.6 Causes of Action. On the Effective Date, all Causes of Action held by the Debtor, the Estate or either Committee (but other than those held solely by Opt-Out Claimants or covered by Section 12.9(c)(v) of the Plan), including Causes of Action assigned to RGH pursuant to the RFSC Plan and all D&O Litigation Claims and Creditor Litigation Claims (other than those held by Opt-Out Claimants), shall be deemed assigned to the Liquidating Trust and become Trust Property, to be managed by the Liquidating Trust. Upon such assignment, the Liquidating Trust shall obtain all rights to litigate such Causes of Action.

                  10.7 Binding Effect of PA Settlement Agreement and RGH/RFSC Settlement Term Sheet. All parties identified under, and bound by, the RGH/RFSC Settlement Term Sheet and the PA Settlement Agreement shall, subject to the Tax Sharing Agreement, now and forever be bound to abide by the terms and provisions therein and nothing in this Plan shall in any way act as a release, waiver or discharge of any obligation under the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet or the Tax Sharing Agreement, or the orders approving the PA Settlement Agreement, RGH/RFSC Settlement Term Sheet, or the Tax Sharing Agreement, all of which shall survive confirmation of the Plan and shall not be affected by otherwise contrary provisions of the Plan.

                  10.8 Operations Between the Confirmation Date and the Effective Date. The Debtor shall continue to operate as Debtor in Possession, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

                  10.9 Approval of Agreements. Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan, and the Confirmation Order shall so provide.

                  10.10 Waiver of Conflicts. The Debtor and the Liquidating Trust or Trustee, as applicable, shall waive, and shall be deemed to have waived, any conflict of interest arising from: (i) the employment of an officer of Reorganized RFSC as the Trustee and (ii) the participation of counsel to RGH or the Liquidating Trust as co-counsel or lead counsel in the pursuit or defense of Section 847 Refunds.

                  10.11 Retention of Books and Records. On and after the Effective Date, the Liquidating Trust shall have the authority, exercising reasonable discretion to: (i) use and (ii) dispose of the books and records of the Debtor and the Liquidating Trust; provided, however, the Liquidating Trust will not dispose of such books and records without first: (i) filing a motion with the Bankruptcy Court authorizing the Liquidating Trust to dispose of such books and records, on notice to: (a) RFSC; (b) the Liquidator; (c) any parties with pending formal discovery requests; and (d) any other persons who have delivered written notice to the Debtor or Liquidating Trust identifying a legal interest in preserving such books and records, or (ii) obtaining the consent of such Persons to dispose of such books and records. In such case, if the Liquidator determines that it requires such books and records for its own purposes or determines that any or all of them should not be disposed, the Liquidator shall be allowed the reasonable opportunity to take possession of any or all such books and records that the Liquidating Trust seeks to dispose of.

                  10.12 Applicability of Securities Law; Listing of Securities; Restrictions on Transfer. The issuance of the noncertificated, beneficial interests in the Liquidating Trust shall, including pursuant to Section 1145 of the Bankruptcy Code, be exempt from registration under the Securities Act of 1933 and applicable state and local laws requiring registration of securities. Such interests in the Liquidating Trust will not be listed on any securities exchange or any quotation system, will not be represented by certificates and will not be transferable except pursuant to the laws of descent and distribution or otherwise by operation of law.

                                   ARTICLE XI

                PROVISIONS GOVERNING DISTRIBUTIONS UNDER THE PLAN

                  11.1 Distribution Provisions.

                  (a) Plan Distributions. The Disbursing Agent shall make all Distributions required by the Plan; provided, however, at the election of the Indenture Trustees, Distributions to be made under the Plan to holders of Allowed Senior Bondholder Claims and Subordinated Bondholder Claims shall be made to the respective Indenture Trustee, which, subject to the right of the respective Indenture Trustee to assert the Indenture Trustees' Charging Lien against the Distributions for unpaid fees and expenses, shall transmit the Distributions to the Holders of Senior Bondholder Claims and Subordinated Bondholder Claims. Notwithstanding any other provision of the Plan, no Distribution shall be made to a Holder of a Claim unless and until such Claim is an Allowed Claim.

                  (b) Distributions on Non-Business Days. Any payment due and payable on a day other than a Business Day shall be made, without interest, on the next Business Day.

                  (c) Distribution Record Date. With respect to all claims except 9% Senior Notes and the 9 3/4% Senior Subordinated Debentures, as of the close of business on the Confirmation Date, the Claims Register shall be closed and there shall be no further transfers or changes in such register. The Liquating Trust, Claims Agent and Disbursing Agent shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Confirmation Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims as of the close of business on the Confirmation Date. Distributions to holders of 9% Senior Notes and 9 3/4% Senior Subordinated Debentures will be made in accordance with
Section 11.11 of the Plan.

                  11.2 Delivery of Distributions. Subject to Bankruptcy Rule 9010, Distributions to Holders of Allowed Claims shall be made at the last known Distribution Address of such Holders.

                  11.3 Distributions of Cash. Except as otherwise specifically provided in the Plan, any Cash payments to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreements or applicable law, including any applicable agreements or customary practices of the Depositary Trust Company as and to the extent such Cash payments are made through the facilities of the Depositary Trust Company.

                  11.4 Establishment of Reserves. On the Effective Date, the Liquidating Trust shall set aside and deposit into separate segregated funds, solely for the benefit of Holders of Claims entitled thereto, and free and clear of any other Claims or expenses, an amount of Cash (or other Assets if Cash is not then available) sufficient to fund: (i) the Senior Claims Reserve; (ii) the Liquidator Reserve; (iii) the D&O Litigation Proceeds Reserve; (iv) the Trust Reserve; and (v) the Indemnity Reserve. Thereafter, the Liquidating Trust will similarly set aside and deposit into: (i) the Liquidator Reserve subsequently received amounts respecting the PA Settlement Agreement and/or the Tax Sharing Agreement that are due the Liquidator on the Liquidator Claim and (ii) the D&O Litigation Proceeds Reserve subsequently received amounts of D&O Litigation Proceeds.

                  11.5 Estimation of Disputed Claims for Reserve Purposes. The Liquidating Trust may file a motion at any time on notice to affected holders of Disputed Claims seeking the issuance and entry of an order for the purpose of establishing appropriate reserves for Disputed Claims, including, without limitation, a Claims Estimation Order.

                  11.6 De Minimis or Fractional Distributions. Notwithstanding anything to the contrary contained in this Plan, the Liquidating Trust shall not be required to distribute Cash to any Holder if the amount of such Distribution is less than Twenty Five Dollars ($25.00); provided, however, that in the event that such Distribution was to be in respect of an Allowed Senior Bondholder Claim or an Allowed General Unsecured Claim and the Distribution is not the final Distribution to such Holders, the Liquidating Trust may elect to defer such distribution to the next Distribution in which the Distribution to such Holder (including the deferred amount) is at least Twenty Five Dollars ($25.00). Additionally, the Liquidating Trust shall not be required to make Distributions of fractions of dollars. Whenever any payment or distribution of a fraction of a dollar under the Plan would otherwise be called for, the actual payment or distribution shall reflect a rounding of such fraction to the nearest whole dollar (up or down) with half dollars or less being rounded down.

                  11.7 Failure to Negotiate Checks. Checks issued in respect of Distributions under the Plan shall be null and void if not negotiated within one hundred twenty (120) days after the date of issuance.

                  11.8 Unclaimed Distributions. Any Unclaimed Distributions shall be held in a segregated account by the Liquidating Trust for the benefit of the Holders of Allowed Claims entitled thereto under the terms of the Plan. All such Unclaimed Distributions and all future Distributions to such Holders shall be held for a period of six months following the applicable Distribution and during such period shall be released and delivered to the Holders of Allowed Claims entitled thereto, without interest or dividends, only upon presentation of proper proof by such Holders of such entitlement. At the end of six (6) months following the relevant Distribution of any Unclaimed Distributions, the Holders of Allowed Claims theretofore entitled to such Unclaimed Distributions shall cease to be entitled thereto and such Claims shall be forever barred, at which point the Unclaimed Distributions for each such Allowed Claim shall then re-vest in the Liquidating Trust, to be distributed in accordance with the Plan to Trust Beneficiaries to whom the Disbursing Agent has not already issued Unclaimed Distributions, without regard to any federal or state escheat laws to the contrary. All Distributions pursuant to the Plan shall not require any attempt by the Liquidating Trust, Trustee, Disbursing Agent or Indenture Trustees to locate any Holder of an Allowed Claim other than by reviewing the records of the Liquidating Trust.

                  11.9 No Distribution Pending Allowance. Notwithstanding any other provision of the Plan, no Cash or Trust Property shall be distributed under the Plan on account of any Disputed Claim, unless and until such Claim becomes an Allowed Claim.

                  11.10 Distributions to Holders of Disputed Claims.

                  (a) Resolution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court, each of the Bank Committee, the Creditors' Committee, the Liquidating Trust, and Reorganized RFSC shall have the right to make and file objections to Claims. All objections to Claims shall be filed as soon as practicable, but in no event later than: (i) ninety (90) days after the later to occur of the Effective Date or the applicable Bar Date, or, (ii) such other time as may be fixed or extended by order of the Bankruptcy Court. All objections to Claims shall be filed and resolved in accordance with all applicable provisions of the Bankruptcy Code and Bankruptcy Rules and, after the Effective Date, the Bankruptcy Court will retain jurisdiction to resolve such objections pursuant to
Section 502 of the Bankruptcy Code.

                  (b) Reserves for Disputed General Unsecured Claims. For each Distribution to Holders of General Unsecured Claims, the Liquidating Trust shall reserve in the Unsecured Claims Reserve, for the benefit of Holders of Disputed General Unsecured Claims, the Distributions to which the Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed General Unsecured Claims were Allowed General Unsecured Claims. Such amounts shall be determined by reference to the full stated amount (or such lesser amount permitted pursuant to a claims estimation motion filed under
Section 502(c) of the Bankruptcy Code) claimed by the Holder of such Disputed General Unsecured Claim in any Proof(s) of Claim filed with the Bankruptcy Court as of such date or such lesser amount determined by: (i) agreement between the Liquidating Trust and such Holder or (ii) Final Order of the Bankruptcy Court.

                  (c) Distributions Upon Allowance of Disputed Unsecured General Claims. Except as otherwise provided under the Plan, the Holder of a Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim subsequent to the Distribution Date shall receive Distributions from the Unsecured Claims Reserve previously reserved on account of such Claim, as soon as reasonably practicable following the allowance of any such Claim. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed General Unsecured Claim had been an Allowed General Unsecured Claim on or prior to the Effective Date; provided, however, that if an insufficient amount was reserved for such Disputed General Unsecured Claim, the Distribution may be limited if an additional amount is unavailable therefore.

                  (d) Late Claims. Except as otherwise expressly provided in the Plan, any Claim which is not deemed filed pursuant to Section 1111(a) of the Bankruptcy Code, or for which a Proof of Claim is not timely filed pursuant to the Bankruptcy Code, Bankruptcy Rules or any order of the Bankruptcy Court setting a Bar Date, shall not be treated as an Allowed Claim and shall be expunged from the Claims register in the Chapter 11 Case without need for any further notice, motion, objection or order.

                  (e) Indenture Trustee as Claim Holder. Consistent with Bankruptcy Rule 3003(c), the Trustee shall recognize the Proofs of Claim filed by the Indenture Trustees, in the amounts as Allowed herein, in respect of the Senior Bondholder Claims and Subordinated Bondholder Claims. Accordingly, any Claim, proof of which is filed by the registered or beneficial holder of a Claim, may be disallowed as duplicative of the Claims of the Indenture Trustees without need for any further action or Bankruptcy Court order.

                  11.11 Procedures for Distributions to Holders of Senior and Subordinated Bondholders Claims. Unless waived by the Liquidating Trust, as a condition to receiving payments or other distributions, Distributions to Holders of Allowed Senior Bondholder Claims and/or Subordinated Bondholder Claims shall only be made to such Holders after the surrender by each such Holder of the bond certificates, notes, and/or similar or related documents representing such Claims, or in the event that such certificate or similar document is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in this Plan. Any Holder that fails to: (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity, reasonably satisfactory to the Liquidating Trust, and furnish a bond in form, substance and amount reasonably satisfactory to the Liquidating Trust within one (1) year of the Effective Date, shall be deemed to have forfeited all rights and Claims and may not participate in any Distribution under the Plan in respect of such Claims.

                  11.12 Additional Indenture Trustees' Fees and Expenses. To the extent that the Indenture Trustees provide services related to Distributions pursuant to the Plan, the Indenture Trustee will receive, without further court approval, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustees and the Trustee.

                  11.13 Setoffs. The Debtor or the Liquidating Trust, as applicable, may, but shall not be required to, set off against any Claims and the payments or Distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Debtor or the Liquidating Trust may have against the Holders of such Claims; provided, however, that neither the failure to do so nor the allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor or the Liquidating Trust of any such claims the Debtor or the Liquidating Trust may have against such Creditors, and all such claims shall be reserved to and retained by the Liquidating Trust.

                                  ARTICLE XII

                       EFFECT OF CONFIRMATION OF THE PLAN

                  12.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date or such later date as provided under applicable law.

                  12.2 Vesting of Assets.

                  (a) On the Effective Date, except as otherwise provided for in the Plan, all Assets of the Estate, and the proceeds thereof, shall automatically vest in the Liquidating Trust and shall thereupon become Trust Property, free and clear of all liens, Claims and Equity Interests, except as specifically provided in the Plan, the Liquidating Trust Agreement, the RFSC Plan, the RFSC Confirmation Order, the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, and the Tax Sharing Agreement. The Trust Property shall be held, administered, liquidated and distributed by the Liquidating Trust in accordance with the Plan (including
Section 10.6) and the Liquidating Trust Agreement, subject to the RFSC Plan, the RFSC Confirmation Order, the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the Senior Secured Credit Agreement, and the Tax Sharing Agreement. On the Effective Date, the Liquidating Trust shall be deemed the successor to the Debtor and substituted as a party to all pending contested matters, adversary proceedings, claims, administrative proceedings and lawsuits, both within and outside the Bankruptcy Court, involving the Assets or matters relating to the Liquidating Trust.

                  (b) From and after the Effective Date, except as set forth in the Plan and the Liquidating Trust Agreement, the Trustee may operate the Liquidating Trust, and may use, acquire and dispose of Trust Property free of any restrictions imposed under the Bankruptcy Code.

                  12.3 Retention and Enforcement of Claims and Rights of the Debtor. Pursuant to Section 1123(b)(3) of the Bankruptcy Code, except as otherwise provided in the Plan, the Liquidating Trust shall retain and may enforce any and all claims, causes of action and rights of the Debtor or the Estate as of the Effective Date, including without limitation, the right to seek subordination of claims under Section 510 of the Bankruptcy Code.

                  12.4 DISCHARGE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE TAX SHARING AGREEMENT, THE PBGC STIPULATION, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, AS OF THE EFFECTIVE DATE, ALL PERSONS AND GOVERNMENTAL ENTITIES SHALL BE PRECLUDED FROM ASSERTING AGAINST THE LIQUIDATING TRUST OR ITS ASSETS OR PROPERTIES, ANY CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED PRIOR TO THE CONFIRMATION DATE.

                  12.5 INJUNCTION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE PLAN, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE TAX SHARING AGREEMENT, THE PBGC STIPULATION, THE CONFIRMATION ORDER OR A SEPARATE ORDER OF THE BANKRUPTCY COURT, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTOR, ARE PERMANENTLY ENJOINED, ON AND AFTER THE EFFECTIVE DATE, FROM DIRECTLY OR INDIRECTLY: (I) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE LIQUIDATING TRUST OR ITS ASSETS OR PROPERTIES WITH RESPECT TO ANY SUCH CLAIM OR EQUITY INTEREST; (II) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING BY ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE LIQUIDATING TRUST ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST; (III) CREATING, PERFECTING OR ENFORCING ANY ENCUMBRANCE OF ANY KIND AGAINST THE LIQUIDATING TRUST OR ITS ASSETS OR PROPERTIES ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST; (IV) ASSERTING ANY RIGHT OF SETOFF, SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY OBLIGATION DUE FROM THE DEBTOR OR AGAINST THE PROPERTY OR INTERESTS IN PROPERTY OF THE LIQUIDATING TRUST ON ACCOUNT OF ANY SUCH CLAIM OR EQUITY INTEREST; AND (V) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND AGAINST THE LIQUIDATING TRUST OR ITS ASSETS OR PROPERTIES WITH RESPECT TO ANY CLAIMS AND CAUSES OF ACTION WHICH ARE EXTINGUISHED, DISMISSED OR RELEASED PURSUANT TO THE PLAN, INCLUDING THE CAUSES OF ACTION RELEASED PURSUANT TO SECTIONS 12.9 AND 12.10.

                  12.6 INJUNCTION AGAINST INTERFERENCE WITH PLAN. UPON THE ENTRY OF THE CONFIRMATION ORDER, ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS, AND OTHER PARTIES IN INTEREST, SHALL BE PERMANENTLY ENJOINED FROM TAKING ANY ACTIONS TO INTERFERE WITH THE IMPLEMENTATION OR CONSUMMATION OF THE PLAN, INCLUDING BUT NOT LIMITED TO FROM DIRECTLY OR INDIRECTLY CHALLENGING THE TREATMENT OF CLAIMS AGAINST THE DEBTOR AS WELL AS BETWEEN AND AMONG CREDITORS THAT IS PROVIDED IN SECTIONS 5.3, 5.4, 9.2 AND 12.7 OF THE PLAN.

                  12.7 Guarantees and Claims of Subordination.

                  (a) Guarantees. The classification and the manner of satisfying all Claims under the Plan takes into consideration: (I) the possible existence of any alleged guarantees by the Debtor of obligations of any entity or entities and (II) that the Debtor may be a joint obligor with another entity or entities with respect to the same obligation. The Holders of Claims will be entitled to only one distribution with respect to any given obligation of the Debtor and its subsidiaries.

                  (b) Claims of Subordination. To the fullest extent permitted by applicable law, all Claims and Interests in the Debtor, and all rights and claims between or among Holders of Claims and Equity Interests relating in any manner whatsoever to Claims or Equity Interests, based on any Contractual Subordination Rights, will, except as otherwise provided herein, be terminated on the Effective Date and discharged in the manner provided in the Plan, and all such Claims, Equity Interests and rights so based and all such Contractual Subordination Rights to which any entity may be entitled will be irrevocably waived by the acceptance by such entity (or, unless the Confirmation Order provides otherwise, the Class of which such Entity is a member) of the Plan or of any distribution pursuant to the Plan. Except as otherwise provided in the Plan and to the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Equity Interests under the Plan will not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim or Equity Interest by reason of any Contractual Subordination Rights, each holder of a Claim or Equity Interest will have and receive the benefit of the rights and distributions set forth in the Plan.

                  12.8 Settlement Pursuant to Bankruptcy Rule 9019. Pursuant to Bankruptcy Rule 9019, and any applicable state law, and as consideration for the distributions and other benefits provided under the Plan, the provisions of Sections 5.4 (Distributions to Subordinated Bondholder Claims), 9.2 (cancellation of contract provisions relating to subordination of claims), and
12.7 (injunction against bringing claims or causes of action relating to enforcement of subordination rights between or among holders of Claims or Equity Interests) of the Plan will constitute a good faith compromise and settlement of any claims or causes of action relating to the matters described in such Sections of the Plan which could be brought by any Holder of a Claim or Equity Interest against or involving another Holder of a Claim or Equity Interest. The Bankruptcy Court's approval of this Plan will bar any such claim or cause of action relating to the matters described in Sections 5.3, 5.4, 9.2 and 12.7 of the Plan which could be brought by any holder of a Claim or Equity Interest against or involving another holder of a Claim or Equity Interest.

                  12.9 RELEASES.

                  (a) RELEASES BY DEBTOR. SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, THE DEBTOR, IN ITS INDIVIDUAL CAPACITY AND AS A DEBTOR IN POSSESSION WILL BE DEEMED TO HAVE FOREVER RELEASED, WAIVED AND DISCHARGED: (I) THE BANK COMMITTEE, THE CREDITORS' COMMITTEE, THE INDENTURE TRUSTEES AND, SOLELY IN THEIR CAPACITY AS SUCH, ANY OF THEIR RESPECTIVE CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, SHAREHOLDERS, PARTNERS, MEMBERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS;
(II) SUBJECT TO THE OCCURRENCE OF THE "EFFECTIVE DATE" AS THE TERM IS DEFINED IN THE D&O SETTLEMENT, THE CURRENT AND FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RFSC; AND (III) THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR AND RFSC, FROM ANY AND ALL CLAIMS (INCLUDING AVOIDANCE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE LIQUIDATING TRUST TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER), WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHETHER NOW EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, THE LIQUIDATING TRUST, RFSC, THE DEBTOR'S RESTRUCTURING, RFSC'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RFSC CHAPTER 11 CASE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE SENIOR SECURED CREDIT AGREEMENT, THE D&O SETTLEMENT OR THE PLAN. SUBJECT TO THE OCCURRENCE OF THE "EFFECTIVE DATE" AS THAT TERM IS USED IN THE D&O SETTLEMENT, THE FOREGOING RELEASE BY THE DEBTOR SHALL INCLUDE, BUT SHALL NOT BE LIMITED TO, THE RELEASE OF THE CURRENT AND FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RFSC, TO THE EXTENT PROVIDED FOR IN THE D&O SETTLEMENT, OF THE D&O LITIGATION CLAIMS AND THE CREDITOR LITIGATION CLAIMS ASSIGNED TO THE DEBTOR PURSUANT TO SECTIONS 5.3(B), 5.4(B) AND 5.5(B) OF THE PLAN.

                  (b) RELEASES BY HOLDERS OF CLAIMS AND EQUITY INTERESTS. SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, IN CONSIDERATION FOR THE OBLIGATIONS OF THE PERSONS SET FORTH BELOW UNDER THE PLAN AND, AS APPLICABLE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE D&O SETTLEMENT AND THE SENIOR SECURED CREDIT AGREEMENT, AND THE RELEASES AND OTHER AGREEMENTS OR DOCUMENTS TO BE DELIVERED IN CONNECTION WITH THE PLAN, EACH HOLDER (AS WELL AS ANY TRUSTEE OR AGENT ON BEHALF OF SUCH HOLDER) OF A CLAIM OR EQUITY INTEREST AND ANY AFFILIATE OF SUCH HOLDER SHALL BE DEEMED TO HAVE FOREVER WAIVED, RELEASED AND DISCHARGED: (I) RFSC; (II) THE BANK COMMITTEE, THE CREDITORS' COMMITTEE AND THE INDENTURE TRUSTEES, AND, SOLELY IN THEIR CAPACITY AS SUCH, EACH OF THEIR RESPECTIVE CURRENT AND FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS; (III) SUBJECT TO THE OCCURRENCE OF THE "EFFECTIVE DATE" AS THAT TERM IS USED IN THE D&O SETTLEMENT, TO THE EXTENT PROVIDED FOR IN THE D&O SETTLEMENT, CURRENT AND FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RFSC (EXCEPT RESPECTING (A) THOSE CLAIMS ASSIGNED TO THE DEBTOR PURSUANT TO SECTIONS 5.3(B), 5.4(B) AND 5.5(B) OF THE PLAN AND ADDRESSED IN SECTION 12.9(A) ABOVE, AND (B) ANY CLAIMS ASSERTED IN THE SECURITIES CLASS ACTION, EXCEPT AS EXPRESSLY SET FORTH BELOW); AND (IV) THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR AND RFSC FROM ANY AND ALL CLAIMS (INCLUDING AVOIDANCE CLAIMS), OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES, WHETHER FOR TORT, FRAUD, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS, OR OTHERWISE, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, WHETHER NOW EXISTING OR HEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTOR, RFSC, THE DEBTOR'S RESTRUCTURING, RFSC'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RFSC CHAPTER 11 CASE, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT TERM SHEET, THE PBGC STIPULATION, THE SENIOR SECURED CREDIT AGREEMENT, THE D&O SETTLEMENT OR THE PLAN; PROVIDED, HOWEVER, THAT THOSE HOLDERS OF CLAIMS AND EQUITY INTERESTS WHO: (A) TIMELY VOTE TO REJECT THE PLAN ON THEIR BALLOTS AND MAKE THE OPT-OUT ELECTION OR (B) ARE DEEMED TO REJECT THE PLAN, SHALL NOT BE DEEMED TO HAVE GRANTED A RELEASE WITH RESPECT TO ANY D&O LITIGATION CLAIMS OR CREDITOR LITIGATION CLAIMS TO ANY PERSON IDENTIFIED IN SUBCLAUSES (III) AND (IV) ABOVE PURSUANT TO THIS SECTION 12.9(B); AND PROVIDED, FURTHER, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PLAN, THAT SUBJECT TO AND UPON THE OCCURRENCE OF THE SECURITIES CLASS ACTION SETTLEMENT, HOLDERS OF CLASS 3A AND 3B CLAIMS THAT ARE NOT OPT-OUT CLAIMANTS AND WHO COULD BE CLASS MEMBERS IN THE SECURITIES CLASS ACTION, INCLUDING ANY SUCH MEMBERS WHO REQUEST EXCLUSION FROM SUCH CLASS, FURTHER RELEASE THE CURRENT AND FORMER DIRECTORS, OFFICERS AND EMPLOYEES OF THE DEBTOR AND RFSC FROM ANY AND ALL CLAIMS ASSERTED IN THE SECURITIES CLASS ACTION.

                  (c) LIMITATIONS. NOTWITHSTANDING THE PROVISIONS OF SUBSECTIONS
(A) AND (B) ABOVE, AND ANY OTHER PROVISION IN THE PLAN REGARDING RELEASES:

                  (i) NOTHING IN THE PLAN SHALL RELEASE THE CURRENT AND FORMER REPRESENTATIVES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OF THE DEBTOR AND RFSC, IN EACH CASE WITH RESPECT TO ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE PRIOR TO THE PETITION DATE;

                  (ii) NOTHING IN THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY RELEASED PARTY FROM ANY LIABILITY ARISING UNDER: (A) THE IRC, OR ANY STATE, CITY OR MUNICIPAL TAX CODE; (B) THE ENVIRONMENTAL LAWS OF THE UNITED STATES, ANY STATE, CITY OR MUNICIPALITY; OR (C) ANY CRIMINAL LAWS OF THE UNITED STATES, ANY STATE, CITY OR MUNICIPALITY; NOR SHALL ANYTHING IN THE PLAN ENJOIN THE UNITED STATES GOVERNMENT OR ANY STATE, CITY OR MUNICIPALITY, AS APPLICABLE, FROM BRINGING ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDING AGAINST ANY RELEASED PARTY FOR ANY LIABILITY ARISING UNDER: (X) THE IRC, OR ANY STATE, CITY OR MUNICIPAL TAX CODE;
         (Y) THE ENVIRONMENTAL LAWS OF THE UNITED STATES, ANY STATE, CITY OR MUNICIPALITY; OR (Z) ANY CRIMINAL LAWS OF THE UNITED STATES, ANY STATE, CITY OR MUNICIPALITY;

                  (iii) NOTHING IN THE PLAN SHALL EFFECT A RELEASE IN FAVOR OF ANY RELEASED PARTY: (A) FROM ANY LIABILITY ARISING AS A RESULT OF SUCH PARTY'S WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL FRAUD, OR BREACH OF FIDUCIARY DUTY THAT RESULTS IN A PERSONAL PROFIT (OTHER THAN FEES AND EXPENSES APPROVED BY THE BANKRUPTCY COURT) AT THE EXPENSE OF THE ESTATE AND (B) FOR THE KNOWING MISUSE OF CONFIDENTIAL INFORMATION;

                  (iv) NOTHING IN THE PLAN SHALL LIMIT THE LIABILITY OF THE DEBTOR'S, RFSC'S, OR THE COMMITTEES' PROFESSIONALS TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT IN ANY WAY DEROGATE FROM THE RES JUDICATA OR COLLATERAL ESTOPPEL EFFECT, IF ANY, OF ANY FINAL ORDER APPROVING ANY FINAL FEE APPLICATIONS FILED IN THE CHAPTER 11 CASE AND/OR THE RFSC CHAPTER 11 CASE;

                  (v) NOTHING IN THE PLAN SHALL RELEASE: (A) ANY PERSON (WHETHER OR NOT INCORPORATED) THAT WOULD BE TREATED TOGETHER WITH THE DEBTOR AS MEMBERS OF A CONTROLLED GROUP AS DEFINED B SECTION 4001(A)(14) OF ERISA, FROM ANY LIABILITY ARISING UNDER TITLE IV OF ERISA OR (B) ANY PERSON FROM LIABILITY ARISING AS A RESULT OF SUCH PERSON'S BREACH OF FIDUCIARY DUTY UNDER ERISA; AND

                  (vi) NOTHING IN THE PLAN IS INTENDED TO AFFECT THE CONTINUED PROSECUTION OF ANY FORMER OR PENDING ACTIONS BEING PROSECUTED BY THE LIQUIDATOR, OTHER THAN TO GIVE EFFECT TO PARAGRAPH 2.B OF THE MUTUAL RELEASE ATTACHED AS EXHIBIT E TO THE D&O SETTLEMENT AGREEMENT, OR TO AFFECT THE CAPACITY OF THE LIQUIDATOR TO PROSECUTE ANY OTHER CLAIMS OR CAUSES OF ACTION IN THE FUTURE OTHER THAN THOSE HELD BY THE LIQUIDATOR AS A RESULT OF BEING A CREDITOR OF RGH.

                  12.10 EXCULPATION. NONE OF THE DEBTOR, THE LIQUIDATING TRUST OR THE TRUSTEE, RFSC, THE BANK COMMITTEE, THE CREDITORS' COMMITTEE, THE INDENTURE TRUSTEES OR, SOLELY IN THEIR CAPACITY AS SUCH, ANY OF THEIR RESPECTIVE CURRENT OR FORMER OFFICERS, DIRECTORS, SUBSIDIARIES, AFFILIATES, MEMBERS, SHAREHOLDERS, PARTNERS, REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS, SHALL HAVE OR INCUR ANY LIABILITY TO, OR BE SUBJECT TO ANY RIGHT OF ACTION BY, ANY PERSON, INCLUDING, WITHOUT LIMITATION, ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR ANY OTHER PARTY IN INTEREST, OR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES, MEMBERS, REPRESENTATIVES, FINANCIAL ADVISORS, ATTORNEYS OR AFFILIATES OR ANY OF THEIR SUCCESSORS OR ASSIGNS, FOR ANY ACT TAKEN OR OMISSION MADE IN GOOD FAITH IN CONNECTION WITH, RELATING TO OR ARISING OUT OF THE DEBTOR'S RESTRUCTURING, RFSC'S RESTRUCTURING, THE CHAPTER 11 CASE, THE RFSC CHAPTER 11 CASE, THE SOLICITATION OF ACCEPTANCES OF THE PLAN, FILING, NEGOTIATING, PROSECUTING, ADMINISTRATING, FORMULATING, IMPLEMENTING, CONFIRMING OR CONSUMMATING THE PLAN, THE PA SETTLEMENT AGREEMENT, THE RGH/RFSC SETTLEMENT AGREEMENT, THE PBGC STIPULATION, THE SENIOR SECURED CREDIT AGREEMENT, THE D&O SETTLEMENT OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, INCLUDING ALL PREPETITION ACTIVITIES LEADING TO THE PROMULGATION AND CONFIRMATION OF THE PLAN, THE DISCLOSURE STATEMENT (INCLUDING ANY INFORMATION PROVIDED OR STATEMENT MADE IN THE DISCLOSURE STATEMENT OR OMITTED THEREFROM), OR ANY CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED IN CONNECTION WITH OR RELATED TO THE PLAN OR THE ADMINISTRATION OF THE DEBTOR, RFSC, THE CHAPTER 11 CASE OR THE RFSC CHAPTER 11 CASE; PROVIDED, HOWEVER, THAT CONSISTENT WITH SECTION 12.9(C) OF THE PLAN, THE FOREGOING SHALL NOT APPLY TO: (I) ANY PREPETITION ACTIVITIES, PREPETITION ACTS OR PREPETITION OMISSIONS OF THE DEBTOR'S OR RFSC'S CURRENT OR FORMER REPRESENTATIVES, EMPLOYEES, ATTORNEYS, FINANCIAL ADVISORS, ACCOUNTANTS, CONSULTANTS AND AGENTS OR (II) ANY RELEASED PARTY'S (A) WILLFUL MISCONDUCT, GROSS NEGLIGENCE, INTENTIONAL BREACH OF FIDUCIARY DUTY RESULTING IN A PERSONAL PROFIT (OTHER THAN FEES AND EXPENSES APPROVED BY THE BANKRUPTCY COURT) AT THE EXPENSE OF THE ESTATE OR (B) KNOWING MISUSE OF CONFIDENTIAL INFORMATION; AND FURTHER PROVIDED, THAT THE FOREGOING SHALL NOT BE INTERPRETED OR CONSTRUED TO LIMIT THE LIABILITY OF THE DEBTOR'S, RFSC'S, OR THE COMMITTEES' PROFESSIONALS TO THEIR RESPECTIVE CLIENTS PURSUANT TO DR 6-102 OF THE CODE OF PROFESSIONAL RESPONSIBILITY (PROVIDED, HOWEVER, THAT THE LIMITATION SET FORTH IN THE FOREGOING PROVISO SHALL NOT IN ANY WAY DEROGATE FROM THE RES JUDICATA OR COLLATERAL ESTOPPEL EFFECT, IF ANY, OF ANY FINAL ORDER APPROVING ANY FINAL FEE APPLICATIONS FILED IN THE CHAPTER 11 CASE AND/OR THE RFSC CHAPTER 11 CASE) AND PROVIDED, FURTHER, THAT ANY EXCULPATION OR RELEASE PROVIDED TO ANY CURRENT OR FORMER DIRECTOR OR OFFICER OF THE DEBTOR OR RFSC UNDER THIS SECTION 12.10 OF THE PLAN SHALL BE SUBJECT TO THE OCCURRENCE OF THE "EFFECTIVE DATE" AS THAT TERM IS USED IN THE D&O SETTLEMENT AND SHALL NOT APPLY WITH RESPECT TO ANY D&O LITIGATION CLAIM BROUGHT BY AN OPT-OUT CLAIMANT.

                  12.11 EFFECT OF RELEASE. WITHOUT LIMITING ANY OF THE FOREGOING TERMS AND PROVISIONS OF THIS ARTICLE XII, THE TERMS AND PROVISIONS OF SECTIONS
12.9 AND 12.10 HEREOF SHALL BE DEEMED TO BE SUFFICIENT TO GIVE EFFECT TO PARAGRAPH 2.B OF THE FORM OF MUTUAL RELEASE ATTACHED AS EXHIBIT E TO THE D&O SETTLEMENT, AS CONTEMPLATED BY PARAGRAPH I.O.6 OF THE D&O SETTLEMENT.

                                  ARTICLE XIII

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

                  13.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed unless and until the following conditions shall have been satisfied or waived pursuant to the Plan:

                  (a) The Disclosure Statement, in form and substance reasonably acceptable to the Creditors' Committee, shall have been approved by the Bankruptcy Court;

                  (b) One Impaired Class shall have voted to accept the Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code; and

                  (c) The Bankruptcy Court shall have entered one or more orders that shall be in full force and effect and not stayed and which shall:

                  (i) provide that pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Plan or the making or delivery of any instrument of transfer or sale of any real or personal property of the Debtor or the Liquidating Trust pursuant to, in implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, a transfer tax or similar tax or fee;

                  (ii) provide that, pursuant to Section 1145(a) of the Bankruptcy Code, Section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security do not apply to the issuance of the nontransferable, noncertificated beneficial interests in the Liquidating Trust on the Effective Date;

                  (iii) authorize the implementation of the Plan in accordance with its terms, including the execution and delivery of the Liquidating Trust Agreement and the other agreements and instruments entered into pursuant to the Plan (including each of the other documents in the Plan Appendix and the Plan Supplement);

                  (iv) issue the injunction and authorize the issuance of the releases and exculpations as set forth in the Plan, effective on the Effective Date;

                  (v) decree that, on the Effective Date, the transfers of assets by the Debtor contemplated by the Plan: (i) are or will be legal, valid and effective transfers of property; (ii) vest or will vest in the transferee good title to such property free and clear of all claims, interests and Liens, except those provided for in the Plan or the Confirmation Order; (iii) do not or will not constitute fraudulent transfers or conveyances under any applicable law; and (iv) do not and will not subject the Debtor, the Liquidating Trust or the property transferred to any liability by reason of such transfer under applicable law or any theory of law, including any theory of successor or transferee liability; and

                  (vi) decree that the settlements embodied in the Plan, specifically including Sections 5.3, 5.4, 9.2, 12.7 and 12.8 of the Plan, which constitute a settlement of all possible causes of action by Holders of Claims and Equity Interests, whether against the Debtor or between or among the Holders, relating to such provisions of the Plan and the terms provided for therein, are good faith settlements approved pursuant to Bankruptcy Rule 9019 and any applicable state law.

                  13.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 13.4:

                  (a) the Confirmation Order, in form and substance reasonably acceptable to the Creditors' Committee, shall have been approved and entered and not stayed or overturned by a court of competent jurisdiction;

                  (b) there shall not be in force any order, decree or ruling of any court or governmental body having jurisdiction, restraining, enjoining or staying the consummation of, or rendering illegal the transactions contemplated by, the Plan;

                  (c) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or other documents necessary to implement the Plan;

                  (d) each Exhibit and Schedule, as well as the Plan Appendix and Plan Supplement, as applicable, shall be in form and substance reasonably acceptable to the Creditors' Committee; and

                  (e) the Liquidating Trust Agreement and any necessary related documents shall have been executed.

                  13.3 Effect of Failure of Conditions to Effectiveness. In the event that any condition specified in Section 13.2 has not occurred or has not been waived pursuant to Section 13.4: (i) the Confirmation Order shall be vacated; (ii) no Distributions under the Plan shall be made; (iii) the Debtor and all Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; (iv) to the extent the Liquidating Trust was formed, it shall be deemed dissolved; and (v) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

                  13.4 Waiver of Conditions to Confirmation or Effectiveness. The Creditors' Committee may in its sole discretion waive, in whole or in part, any condition precedent to the Effective Date set forth in Article 13.2 (other than conditions (a) and (b)) by a writing signed by an authorized representative of the Creditors' Committee and subsequently filed with the Bankruptcy Court, without notice to other parties in interest and without a hearing. The failure to satisfy or waive any condition to the Confirmation Date or the Effective Date may be asserted by the Creditors' Committee in its sole discretion regardless of the circumstances giving rise to such failure of such condition to be satisfied (including any action or inaction by the Creditors' Committee in its sole discretion). The failure of the Creditors' Committee in its sole discretion to exercise any of the foregoing rights shall not be deemed a waiver of any rights, and each right shall be deemed an ongoing right, which may be asserted at any time.

                                  ARTICLE XIV

                            RETENTION OF JURISDICTION

                  14.1 Exclusive Jurisdiction of the Bankruptcy Court. Except as explicitly set forth below, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

                  (a) to hear and determine pending motions, if any, for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

                  (b) to hear and adjudicate any and all adversary proceedings, applications and contested matters;

                  (c) to hear and determine any applications for and/or objections to payment of Claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including Administrative Expense Claims, Professional Compensation, Reimbursement and Expense Claims, Priority Tax Claims or other Claims;

                  (d) to hear and determine any and all objections to the allowance or estimation of Claims filed, before and after the Confirmation Date, including any objections to the classification of any Claim, and to allow or disallow any Claim, in whole or in part;

                  (e) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified and/or vacated;

                  (f) to consider any amendments to or modifications of the Plan and to cure any defect or omission, or to reconcile any inconsistency, in any order of the Bankruptcy Court, including the Confirmation Order;

                  (g) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with this Plan, and to issue orders in aid of execution, implementation or consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

                  (h) to recover all assets of the Debtor and property of the Estate, wherever located;

                  (i) to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

                  (j) to hear any other matter not inconsistent with the Bankruptcy Code;

                  (k) to hear and determine any issues or disputes regarding the Bello Litigation;

                  (l) to adjudicate any dispute in respect of the implementation of or arising out of the PA Settlement Agreement, subject to any arbitration provisions set forth therein; provided, however, that with respect to any such disputes set forth in this subsection (l), the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court;

                  (m) to adjudicate any dispute in respect of the implementation of or arising out of the D&O Settlement, subject to any arbitration or similar provisions set forth therein; provided, however, that with respect to any disputes set forth in this subsection, the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court in accordance with the terms of the D&O Settlement;

                  (n) to adjudicate any dispute in respect of the implementation of or arising out of the RGH/RFSC Settlement Term Sheet;

                  (o) to adjudicate any dispute in respect of the implementation of or arising out of the PBGC Stipulation;

                  (p) to adjudicate any dispute in respect of the implementation of or arising out of the Liquidating Trust Agreement, including but not limited to the removal of the Trustee or the appointment or removal of any substitute Trustee;

                  (q) to hear and determine any request to extend or otherwise alter the duration of the Liquidating Trust, or any other issue or dispute respecting the Liquidating Trust;

                  (r) to adjudicate any dispute in respect of the implementation of or arising out of the Tax Sharing Agreement, subject to any arbitration provision set forth therein; provided, however, that with respect to any such disputes set forth in this subsection (s), the Bankruptcy Court shall not have exclusive jurisdiction, but shall have concurrent jurisdiction with the Commonwealth Court;

                  (s) to enter a final decree closing the Chapter 11 Case; and

                  (t) to hear all matters arising out of, and related to, the Chapter 11 Case and the Plan, pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code, and for the purposes set forth above in this Section 14.1.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

                  15.1 Effectuating Documents and Further Transactions. The Debtor and the Liquidating Trust, as applicable, are authorized and directed to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and the transactions contemplated thereby.

                  15.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor shall be deemed to have been approved by the necessary entities and to be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state in which the Debtor is incorporated, without any requirement of further action by the stockholders or directors of the Debtor.

                  15.3 Exemption from Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax, or to any fees for filing documents to perfect a security interest. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date and those transactions consummated thereafter, including the sale, if any, by the Liquidating Trust, the assumptions, assignments and sales, if any, by the Debtor or the Liquidating Trust, as applicable, of unexpired leases of non-residential real property pursuant to
Section 365(a) of the Bankruptcy Code, and the transactions effected pursuant to the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation, and the PA Settlement Agreement, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

                  15.4 Payment of Statutory Fees. All fees payable pursuant to
Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date, or as soon as reasonably practicable thereafter, through the entry of a final closing decree in the case. To the extent not otherwise provided in the Plan, such fees shall be deemed to be a Senior Claim, and if necessary, the funds on account of such fees may be placed in the Senior Claims Reserve and/or reserved for as part of the Senior Claims Reserve.

                  15.5 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Creditors' Committee at any time prior to the Confirmation Date: provided however, that the Plan, as altered, amended or modified, is consistent with the terms of the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation, the D&O Settlement, and the Tax Sharing Agreement and satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and that the Creditors' Committee shall have complied with Section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified by the Creditors' Committee at any time after the Confirmation Date and before substantial consummation; provided, however, that the Plan, as altered, amended or modified, is consistent with the terms of the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation, the D&O Settlement, and the Tax Sharing Agreement and satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and that the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications to remedy any defect or omission or reconcile any inconsistencies in the Plan with respect to the Disclosure Statement or the Confirmation Order, or such matters as may be necessary to carry out the purposes and effects of the Plan. A determination by the Bankruptcy Court that the Plan is not confirmable pursuant to Section 1129 of the Bankruptcy Court shall not limit or affect the Creditors' Committee's ability to modify the Plan to satisfy the confirmation requirements of Section 1129 of the Bankruptcy Code. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

                  15.6 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the Holder or Holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan; provided, however, that in the event the Bankruptcy Court determines that the exculpation and release provisions set forth in Sections 15.4 and 15.5 are invalid, void or unenforceable, the Plan shall not become enforceable and or be given any operative effect and shall by operation of this provision be deemed void for all purposes.

                  15.7 Revocation or Withdrawal of the Plan. The Creditors' Committee reserves the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Creditors' Committee revokes or withdraws the Plan prior to the Effective Date or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan, the assumption or rejection of executory contracts or leases effected by the Plan or any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained in the Plan and no acts taken in preparation for consummation of the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtor, or any other Person or Entity or to prejudice in any manner the rights of Debtor, the Creditors' Committee or any Person or Entity in any further proceedings involving the Debtor, or to constitute an admission of any sort by the Creditors' Committee, the Debtor, or any other Person.

                  15.8 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the Liquidating Trust, all present and former Holders of Claims against and Equity Interests in the Debtor, whether or not the Claims or Equity Interests, as applicable, of such Holders are Impaired under the Plan and whether or not such Holders have accepted this Plan, and other parties in interest and their respective successors and assigns, including RFSC.

                  15.9 Continuation of Committees. After the Effective Date, the Creditors' Committee shall continue in existence solely in a limited capacity, and its duties shall be limited to: (i) reviewing and commenting on documents prepared and/or filed in connection with the Debtor's Chapter 11 Case; (ii) participating in the plan confirmation process in the Debtor's Chapter 11 Case, including any appeals or other pre-confirmation or post-confirmation challenges to the Plan; (iii) participating in the Claims objection process; and (iv) otherwise being involved with respect to any motion to appoint an examiner in the Debtor's Chapter 11 Case or conversion of the Debtor's Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code. The Bank Committee shall continue as set forth in the RFSC Plan and the RFSC Confirmation Order. Notwithstanding anything to the contrary, after the Effective Date, the professionals retained by the Committees may file and/or prosecute any of their remaining Professional Compensation, Reimbursement and Expense Claims, in accordance with this Plan and otherwise applicable law.

                  15.10 Notices. All notices, requests and demands to or upon the Debtor, RFSC, the Trustee, the Bank Committee or the Creditors' Committee with copies to counsel for each, must be in writing to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered by: (a) certified mail, return receipt requested;
(b) hand delivery; or (c) overnight delivery or service, or, in the case of notice by facsimile transmission, when received and telephonically confirmed, at the following address:

                  Creditors' Committee:

                  Orrick, Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, New York  10103
                  Attn:  Arnold Gulkowitz, Esq.
                  Telephone:  (212) 506-5000
                  Facsimile:  (212) 506-5151



                  Debtor:

                  Reliance Group Holdings, Inc.
                  5 Hanover Square, 14th Fl.
                  New York, NY 10005
                  Attn:  Paul Zeller, Esq.
                  Telephone:  (212) 785-5690
                  Facsimile:  (212) 785-8133



                  RFSC:

                  Reorganized RFS Corporation
                  7776 Lakeside Boulevard
                  Unit G504
                  Boca Raton, FL  35434
                  Attn:  James A. Goodman
                  Telephone:
                  Facsimile:

                  Counsel to the Debtor and Debtor in Possession:

                  Debevoise & Plimpton LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attn:  Steven R. Gross, Esq.
                  Telephone:  (212) 909-6000
                  Facsimile:  (212) 909-6836



                  Bank Committee:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Attn:  Andrew P. DeNatale, Esq.
                  Telephone:  (212) 819-8200
                  Facsimile:  (212) 354-8113



                  Trustee:

                  James A. Goodman
                  7776 Lakeside Boulevard
                  Unit G504
                  Boca Raton, FL 33434
                  Telephone:
                  Facsimile:



                  15.11 GOVERNING LAW. EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE, THE BANKRUPTCY RULES OR OTHER FEDERAL LAW IS APPLICABLE, OR TO THE EXTENT THAT AN EXHIBIT OR SCHEDULE TO THE PLAN, OR THE PLAN APPENDIX OR PLAN SUPPLEMENT PROVIDE OTHERWISE, THE RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN, ANY AGREEMENTS, DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THE PLAN, AND ALL CORPORATE GOVERNANCE MATTERS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH JURISDICTION.

                  15.12 Withholding and Reporting Requirements. In connection with the consummation of the Plan, and all instruments issued in connection therewith and distributions made pursuant thereto, the Debtor or the Liquidating Trust, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, including filing any required information returns and final tax returns for RGH with the Internal Revenue Service and other taxing authorities and providing any required statements in connection therewith to the recipients of any distribution or effecting any withholding and depositing all moneys so withheld as required by law. All distributions shall be subject to such withholding and reporting requirements and, with respect to any Holder of an Allowed Claim from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Debtor or the Liquidating Trust, as applicable, within thirty (30) days from the date a request for such information is made, the Liquidating Trust (or the Debtor, as applicable) may, at its option, withhold the amount required from the property to be distributed and distribute the balance to such Holder of an Allowed Claim or decline to make such distribution until the information is received.

                  15.13 Plan Appendix. No later than ten (10) days after the date first scheduled for the hearing to approve the Disclosure Statement, the Creditors' Committee shall file with the Bankruptcy Court the Plan Appendix, which shall include the following documents: (I) the PA Settlement Agreement;
(II) the RGH/RFSC Settlement Term Sheet; (III) the PBGC Stipulation; (IV) the Tax Sharing Agreement; (V) the RGH/RFSC Settlement Term Sheet Order; (vi) the D&O Settlement; and (vii) the Senior Secured Credit Agreement. Upon the filing of the Plan Appendix with the Bankruptcy Court, copies of the Plan Appendix may be inspected in the Office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtor may obtain a copy of the Plan Appendix upon written request to counsel for the Creditors' Committee.

                  15.14 Plan Supplement. No later than fourteen (14) days prior to the date first scheduled for the Confirmation Hearing, the Creditors' Committee shall file with the Bankruptcy Court the Plan Supplement which shall contain such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Such documents shall include the Schedule of contracts that are not rejected under
Section 9.1. Upon the filing of the Plan Supplement with the Bankruptcy Court, copies of the Plan Supplement may be inspected in the Office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims against or Equity Interests in the Debtor may obtain a copy of the Plan Supplement upon written request to counsel for the Creditors' Committee.

                  15.15 Allocation of Plan Distributions. All Distributions in respect of Claims will be allocated first to the original principal amount of such Claims (as determined for U.S. federal income tax purposes), with any excess allocated to accrued but unpaid interest on such Claim.

                  15.16 Time of Distributions. Except as otherwise provided herein or ordered by the Bankruptcy Court, including Sections 3.4, 5.3, and
Article VI of the Plan, Distributions under the Plan on account of Allowed Claims shall be made as soon as reasonably practicable after the later to occur of: (a) the Effective Date (or as soon thereafter as practicable); (b) when such Claim becomes an Allowed Claim, or as otherwise provided by this Plan; or (c) when the Assets to be distributed are reasonably capable of being subject to Distribution (such as being liquidated to Cash).

                  15.17 Filing of Additional Documents. On or before substantial consummation of the Plan, the Creditors' Committee shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  15.18 No Waiver or Estoppel. Each Holder of a Claim or Equity Interest shall be deemed to have waived any right to assert that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Bank Committee and or/its counsel, the Creditors' Committee and/or its counsel, the Debtor and/or its counsel or any other party, if such agreement was not disclosed in the Plan, the Disclosure Statement or papers filed with the Bankruptcy Court.

                              CONFIRMATION REQUEST

                  The Creditors' Committee hereby requests confirmation of the Plan pursuant to Section 1129(a) or Section 1129(b) of the Bankruptcy Code.


Dated:      September 21, 2005


                                      OFFICIAL UNSECURED CREDITORS' COMMITTEE



                                          By:     /s/ David Woodward
                                               --------------------------------
                                                Name: David Woodward
                                                Title: Chairperson



Submitted by:
ORRICK, HERRINGTON & SUTCLIFFE LLP
Attorneys for the Official Unsecured Creditors' Committee



By:
Arnold Gulkowitz (AG 5683)
Thomas L. Kent (TK 2935)
Brian E. Goldberg (BG 8052)
666 Fifth Avenue
New York, New York  10103
(212) 506-5000

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

-----------------------------------------------------------------------x
                                                                      :
In re                                                                 :           Chapter 11
                                                                      :
RELIANCE GROUP HOLDINGS, INC.,                                         :          Case No. 01-13404 (AJG)
                                                                      :
                                                                      :
                                               Debtor.                :
                                                                      :
-----------------------------------------------------------------------x

                    FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
                 ORDER UNDER SECTION 1129 OF THE BANKRUPTCY CODE
             AND RULE 3020 OF THE BANKRUPTCY RULES CONFIRMING FIRST
                AMENDED PLAN OF REORGANIZATION OF RELIANCE GROUP
             HOLDINGS, INC. UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


                  Upon the Court's review of the First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code, which was filed with the United States Bankruptcy Court for the Southern District of New York (the "Court") on September 22, 2005 [Docket No. 914] (as modified herein) (the "Plan"),(1) the Disclosure Statement, the Disclosure Statement Order, the Solicitation Affidavit, the Tabulation Affidavit, and the Confirmation Memorandum (each as defined below); and upon:
(i) all of the evidence proffered or adduced at, and the arguments of counsel made at, the Confirmation Hearing and (ii) the entire record of the Chapter 11 Case; and after due deliberation thereon and good cause appearing therefor:


-----------------
(1) Capitalized terms not defined herein shall have those meanings ascribed to them in the Plan or in the Confirmation Memorandum.

                   FINDINGS OF FACT AND CONCLUSIONS OF LAW(2)

                     IT IS HEREBY FOUND AND DETERMINED THAT:

                  A. On August 18, 2005, the Official Unsecured Creditors' Committee (the "Creditor's Committee") filed its motion [Docket No. 885] for an Order (the "Disclosure Statement Motion") (A) Approving (i) Adequacy of the Disclosure Statement and (ii) Solicitation and Tabulation Procedures; (B) Establishing Voting Record Date; (C) Establishing Voting Deadline; (D) Scheduling, and Approving Form and Manner of Notice of Hearing to Confirm Plan; and (E) Establishing Deadline and Procedures for Objections to Confirmation of Plan.

                  B. On September 22, 2005, the Creditors' Committee filed the Disclosure Statement Under 11 U.S.C. ss. 1125 with Respect to the First Amended Plan of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code [Docket No. 915] (the "Disclosure Statement").

                  C. Following the hearing on the Disclosure Statement Motion on September 22, 2005, the Court entered the Order: (A) Approving (i) Adequacy of Disclosure Statement and (ii) Solicitation and Tabulation Procedures; (B) Establishing Voting Record Date; (C) Establishing Voting Deadline; (D) Scheduling, and Approving Form and Manner of Notice of, Hearing to Confirm Plan; and (E) Establishing Deadline and Procedures for Objections to Confirmation of the Plan [Docket No. 912] (the "Disclosure Statement Order").

                  D. On October 3 and 24, 2005, the Creditors' Committee filed the Plan Appendix for the First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code [Docket No. 917] and the Plan Supplement for First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code [Docket No. 928], respectively.


-----------------
(2) Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate. See Fed. R. Bankr.
P. 7052.

                  E. The appropriate Solicitation Materials and Non-Voting Notices, each as defined in the Disclosure Statement Order, were distributed, as applicable, to: (i) the United States Trustee (excluding ballots) and (ii) all Holders of Claims against, and Equity Interests in, Reliance Group Holdings, Inc. ("RGH" or the "Debtor") in accordance with Fed. R. Bankr. P. 3017(d) and the Disclosure Statement Order, as set forth in the Affidavit of Mailing of David Hartie of Financial Balloting Group LLC, dated November 1, 2005 (the "Solicitation Affidavit") [Docket No. 929].

                  F. On November 2, 2005, the Creditors' Committee filed the Certification of Jane Sullivan with Respect to the Tabulation of Votes on the First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code [Docket No. 930] (the "Tabulation Affidavit"), certifying the results of the ballot tabulation for the Classes of Claims voting to accept or reject the Plan.

                  G. On November 4, 2005, the Creditors' Committee filed the Official Committee of Unsecured Creditors' Memorandum of Law in Support of Confirmation of the First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code [Docket No. 931] (the "Confirmation Memorandum").

                  H. Pursuant to Section 1128(a) of the Bankruptcy Code, the Court held a hearing on November 7, 2005 (the "Confirmation Hearing") to consider confirmation of the Plan.

                  I. Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157, 1334(a), 1408 and 1409). This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2).

                  J. Judicial Notice. This Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Case, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the entry of the Disclosure Statement Order.

                  K. Transmittal and Mailing Of Materials; Notice. The Solicitation Materials and Non-Voting Notices were transmitted and served in compliance with the Disclosure Statement Order and all applicable provisions of Rule 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), including, without limitation, subsections (c) and (d) thereof, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other dates and hearings described in the Disclosure Statement Order was given in compliance with Bankruptcy Rules 2002(b) and (d) and the Disclosure Statement Order, and no other or further notice is or shall be required.

                  L. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based upon the record before the Court, the Creditors' Committee has solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. Accordingly, the Creditors' Committee is entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the provisions set forth in Section 12.10 of the Plan.

                  M. Tabulation Affidavit. The Tabulation Affidavit satisfies the requirements of Bankruptcy Rule 3018 and Local Bankruptcy Rule 3018-1(a).

                  N. Acceptance Of The Plan. The Plan has been accepted, or is deemed accepted, by Classes 1, 2, 3a, 3b, 3c and 4 in accordance with Section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order.

                  O. Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(1) of the Bankruptcy Code.

                       (a) Proper Classification Of Claims And Equity Interests (11 U.S.C. ss.ss. 1122, 1123(a)(1)). Except for Administrative Claims and Priority Tax Claims, which need not be designated pursuant to Section 1123(a)(1) of the Bankruptcy Code, the Plan designates eight (8) Classes of Claims and Equity Interests. The Claims and Equity Interests placed in each Class are substantially similar to the other Claims or Equity Interests, as the case may be, in such Class. Valid reasons exist for separately classifying the various Classes of Claims and Equity Interests created under the Plan. Thus, the Plan satisfies Sections 1122 and 1123(a)(1) of the Bankruptcy Code.

                       (b) Specification Of Unimpaired Classes (11 U.S.C. ss. 1123(a)(2)). Article IV and Sections 5.1 and 5.2 of the Plan designate Classes 1 and 2, respectively, as Unimpaired under the Plan, thereby satisfying Section 1123(a)(2) of the Bankruptcy Code.

                       (c) Specification Of Treatment Of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Sections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 of the Plan
designate Classes 3a, 3b, 3c, 4, 5 and 6, respectively, as Impaired and set forth the treatment of the Claims and Equity Interests in those Classes, thereby satisfying Section 1123(a)(3) of the Bankruptcy Code.

                       (d) Equal Treatment Within Classes (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment for each Claim and Equity Interest in a particular Class unless the Holder of a particular Claim or Equity Interest in such Class has agreed to a less favorable treatment of its Claim or Equity Interest, as applicable, thereby satisfying Section 1123(a)(4) of the Bankruptcy Code.

                       (e) Implementation Of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan (including, without limitation, in Articles V, VI, IX and X of the Plan), thereby satisfying Section 1123(a)(5) of the Bankruptcy Code.

                       (f) Nonvoting Equity Securities (11 U.S.C. ss. 1123(a)(6)). Provisions prohibiting the issuance of nonvoting equity securities are inapplicable in respect of this Chapter 11 Case.

                       (g) Selection Of Trustee (11 U.S.C. ss. 1123(a)(7)). The provisions of the Plan and the proposed Liquidating Trust regarding the manner of selection of the Trustee of the Liquidating Trust are consistent with the interests of Holders of Claims and Equity Interests and with public policy, thereby satisfying Section 1123(a)(7) of the Bankruptcy Code.

                       (h) Representative of the Estate (11 U.S.C. ss. 1123(b)(3)(B)). In accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, Sections 5.3, 5.4, 5.5 and 10.6 of the Plan provide that, except in certain circumstances, Causes of Action held by the Debtor, the Estate or either Committee (but other than those held solely by Opt-Out Claimants or covered by Section 12.9(c)(v) of the Plan), including Causes of Action assigned to RGH pursuant to the RFSC Plan and all D&O Litigation Claims and all Creditor Litigation Claims (other than those held by Opt-Out Claimants), shall be deemed assigned to the Liquidating Trust and become Trust Property, to be managed by the Liquidating Trust.

                       (i) Additional Plan Provisions. The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code.

                  P. Plan Proponents' Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)). The Creditors' Committee has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(2) of the Bankruptcy Code. Specifically:

                       (a) the Debtor is a proper debtor under Section 109 of the Bankruptcy Code;

                       (b) the Creditors' Committee is a proper proponent of the Plan under Section 1121(c) of the Bankruptcy Code;

                       (c) the Creditors' Committee has complied with all applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by Orders of the Court; and

                       (d) the Creditors' Committee has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in soliciting and tabulating votes on the Plan.

                  Q. Plan Proposed In Good Faith (11 U.S.C.ss. 1129(a)(3)). The Plan is the result of extensive arms-length negotiations among, inter alia, the Creditors' Committee, the Bank Committee and the Liquidator to reorganize the Debtor and maximize the recovery to the Debtor's creditors. Such a result is consistent with the objectives of the Bankruptcy Code. Accordingly, the Creditors' Committee has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Section 1129(a)(3) of the Bankruptcy Code.

                  R. Payments For Services Or Costs And Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying Section 1129(a)(4) of the Bankruptcy Code.

                  S. Trustee And Insiders (11 U.S.C. ss. 1129(a)(5)). The Creditors' Committee has disclosed the name of the Trustee of the Liquidating Trust, James A. Goodman. Mr. Goodman's appointment to such office is consistent with the interests of creditors and equity security holders, and with public policy. There are no insiders that will be employed or retained by the Liquidating Trust. Thus, Section 1129(a)(5)(B) is not applicable to the Chapter 11 Case.

                  T. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). The Debtor's current businesses do not require the establishment of rates over which any regulatory commission has or will have jurisdiction after confirmation of the Plan. Thus, Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Case.

                  U. Best Interests Of Creditors Test (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code. The discussion contained in the Disclosure Statement and other evidence proffered or adduced at the Confirmation Hearing, or otherwise made a part of the record of the Bankruptcy Court's consideration of the Plan, establish that each Holder of a Claim or Equity Interest in an impaired Class either: (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that it would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

                  V. Acceptance By Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 1 and 2 are Classes of Unimpaired Claims that are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code. Classes 3a, 3b, 3c and 4 are Classes of Claims that have voted to accept the Plan in accordance with Sections 1126(c) and (d) of the Bankruptcy Code. Holders in Classes 5 and 6 are not entitled to receive or retain any property on account of their claims and interests and, accordingly, Classes 5 and 6 are deemed to have rejected the Plan under Section 1126(g) of the Bankruptcy Code. The Creditors' Committee, as proponent of the Plan, thus has requested that the Court confirm the Plan under Section 1129(b) of the Bankruptcy Code because the requirements of Section 1129(a)(8) of the Bankruptcy Code have not been satisfied with respect to Classes 5 and 6.

                  W. Treatment Of Priority Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Claims under Sections 3.1, 3.2 and 3.3 of the Plan satisfies the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code, the treatment of Classified Priority Claims under Section 5.1 of the Plan satisfies the requirements of Section 1129(a)(9)(B) of the Bankruptcy Code and the treatment of Priority Tax Claims under Section 3.4 of the Plan satisfies the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code.

                  X. Acceptance Of At Least One Impaired Class (11 U.S.C. ss. 1129(a)(10)). At least one Class of Claims that is Impaired under the Plan has voted to accept the Plan, determined without including any acceptance of the Plan by any "insider" (as defined in the Bankruptcy Code). Accordingly, the Plan satisfies Section 1129(a)(10) of the Bankruptcy Code.

                  Y. Feasibility (11 U.S.C. ss. 1129(a)(11)). The Plan satisfies
Section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Liquidating Trust. The Plan is found and determined to be feasible.

                  Z. Payment Of Certain Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, either have been paid or will be paid on or before the Effective Date pursuant to Section 15.4 of the Plan or as soon as practicable thereafter. Moreover, the Plan provides that such fees shall be deemed a Senior Claim, and if necessary, the funds on account of such fees shall be placed in the Senior Reserve and/or reserved for as part of the Senior Claims Reserve. Accordingly, the Plan satisfies Section 1129(a)(12) of the Bankruptcy Code.

                  AA. Continuation Of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)). The Debtor had and has no retiree benefits within the meaning of Sections 1114 and 1129(a)(13) of the Bankruptcy Code. Accordingly, Section 1129(a)(13) of the Bankruptcy Code does not apply in this case.

                  BB. No Unfair Discrimination; Fair And Equitable (11 U.S.C. ss. 1129(b)). Classes 5 (Subordinated Claims) and 6 (Equity Interests) (the "Non-Accepting Classes") will receive no distribution and retain no property under the Plan and are conclusively deemed to have rejected the Plan pursuant to
Section 1126(g) of the Bankruptcy Code. The Plan, however, satisfies the requirements of Section 1129(b) of the Bankruptcy Code with respect to the Non-Accepting Classes. First, there is a reasonable basis for the classification and treatment of the Non-Accepting Classes under the Plan. As such, the Plan does not discriminate unfairly with respect to the Non-Accepting Classes. Furthermore, there are no unsecured claims or interests junior to any of the Non-Accepting Classes that will receive any distributions under the Plan. Accordingly, the Plan is fair and equitable with respect to the Non-Accepting Classes. The Plan, therefore, satisfies the requirements of Section 1129(b) with respect to Classes 5 and 6, and can be confirmed notwithstanding the failure to satisfy Section 1129(a)(8) of the Bankruptcy Code with respect to those Classes.

                  CC. No Other Plan (11 U.S.C. ss. 1129(c)). The Plan is the only plan of reorganization which has been proposed and for which confirmation is being sought. Accordingly, Section 1129(c) of the Bankruptcy Code is not applicable in this Chapter 11 Case.

                  DD. Principal Purpose of Plan (11 U.S.C. ss. 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of Section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e et seq.), and no party in interest, including no governmental unit, has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

                  EE. Rule 3016 of the Bankruptcy Rules. The Plan is dated and identified with the name of the Creditors' Committee, thereby satisfying Bankruptcy Rule 3016(a), and the Plan otherwise complies with Bankruptcy Rule 3016.

                  FF. Tax Provisions. The: (i) issuance, transfer or exchange of the noncertificated beneficial interests in the Liquidating Trust, any notes or any other debt or equity securities; (ii) creation of any mortgage, deed of trust or other security interest; or (iii) making or delivery of any deed or other instrument of transfer, including the execution of any merger agreements or agreements of consolidation, deeds, bills of sale or assignments, by the Debtor or the Liquidating Trust in connection with consummation of the Plan shall be, and hereby is, "under a plan confirmed under section 1129 of [the Bankruptcy Code]" within the meaning of that phrase in Section 1146(c) of the Bankruptcy Code.

                  GG. Issuance and Distribution of Noncertificated Beneficial Interests in the Liquidating Trust. The Creditors' Committee and its members, agents, advisors and attorneys, as applicable, have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the issuance and distribution of the noncertificated beneficial interests in the Liquidating Trust under the Plan, and, therefore, are not liable, on account of such issuance or distribution, for violation of any applicable law, rule, or regulation governing such issuance or distribution made pursuant to the Plan and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in
Article XII of the Plan. The offer, issuance, distribution and sale of the noncertificated beneficial interests in the Liquidating Trust to the Holders of Claims is in exchange for such Holders' Claims against the Debtor within the meaning of Section 1145(a)(1)(A) of the Bankruptcy Code, and is therefore exempt from Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or a broker or dealer in, a security.

                  HH. Satisfaction Of Confirmation Requirements. The Plan satisfies all the requirements for confirmation set forth in Section 1129 of the Bankruptcy Code. The Creditors' Committee has obtained the requisite acceptances both in number and amount for confirmation of the Plan as determined under
Section 1126 and required by Section 1129 of the Bankruptcy Code.

                  II. Conditions To Confirmation. All conditions to Confirmation set forth in Section 13.1 of the Plan have either been satisfied or duly waived in accordance with the Plan.

                  JJ. Releases. The releases and discharges of Claims and Causes of Action described in the Plan, including the releases by the Debtor and by those Holders of Claims who are not Opt-Out Claimants or who were not deemed to reject the Plan, constitute good faith compromises and settlements of the matters covered thereby and are consensual. These provisions: (a) fall within the jurisdiction of this Court under 28 U.S.C. ss. 1334; (b) are fair, equitable, reasonable and constitute integral components of the Plan; (c) confer material benefits on the Debtor and its Estate; and (d) are in the best interests of the Debtor and its Estate. The parties released under the Plan have provided valuable consideration to the Debtor and/or its Estate in exchange for such releases. Based upon the foregoing and the record of the Confirmation Hearing and the Chapter 11 Case, the release and discharge provisions of the Plan are consistent with the Bankruptcy Code.

                  KK. Exculpation. The record of the Confirmation Hearing and the Chapter 11 Case is sufficient to support the exculpation provisions provided for in Section 12.10 of the Plan.

                  LL. Preservation of Causes of Action. It is in the best interests of the Debtor's estate and the Holders of Claims that all Causes of Action held by the Debtor, the Estate or either Committee (but other than those held solely by Opt-Out Claimants or covered by Section 12.9(c)(v) of the Plan), including Causes of Action assigned to RGH pursuant to the RFSC Plan and all D&O Litigation Claims and Creditor Litigation Claims (other than those held by Opt-Out Claimants), shall be deemed assigned to the Liquidating Trust and become Trust Property, to be managed by the Liquidating Trust.

                  MM. Approval of Settlements and Compromises. Pursuant to Bankruptcy Rule 9019 and any applicable State law, and as consideration for the distributions and other benefits provided under the Plan, all settlements and compromises of Claims, Causes of Action and objections to Claims that are embodied in the Plan and this Order, including Sections 5.3, 5.4, 5.6, 9.2, 12.7 and 12.8 of the Plan constitute good faith compromises and settlements of such Claims, Causes of Action and objections to Claims, which compromises and settlements are hereby approved as fair, equitable, reasonable and appropriate in light of the relevant facts and circumstances underlying such compromises and settlements, and as being in the best interests of the Debtor, its estate and the Holders of Claims.

                  NN. Retention Of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XIV of the Plan and paragraph 25 below.

                                     DECREES

                  NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

                  1. Confirmation. The Plan, as modified therein, is confirmed pursuant to Section 1129 of the Bankruptcy Code. The terms of the Plan, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date. To the extent that any objections to confirmation of the Plan have not been withdrawn, waived or settled prior to entry of this Order or are not cured by the relief granted herein, all such objections are hereby overruled.

                  2. Findings And Conclusions Of Law. The findings, determinations, orders, judgments and decrees set forth herein constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

                  3. Consistency with PA Settlement Agreement, RGH/RFSC Settlement Term Sheet and PBGC Stipulation. The Plan incorporates and is consistent with the terms of the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet and the PBGC Stipulation. In the event of any inconsistency between the terms of that portion of the Plan encompassed in the document entitled "First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code", as such document may be amended, modified, or supplemented, and the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, the terms of the RGH/RFSC Settlement Term Sheet or the PA Settlement Agreement, as applicable, shall govern. In the event of any inconsistency between the terms of the RGH/RFSC Settlement Term Sheet and the terms of the PA Settlement Agreement, the terms of the PA Settlement Agreement, subject to the Tax Sharing Agreement, shall govern. In the event of any inconsistency between the terms of that portion of the Plan encompassed in the document entitled "First Amended Plan of Reorganization of Reliance Group Holdings, Inc. Under Chapter 11 of the Bankruptcy Code", as such document may be amended, modified, or supplemented, and the terms of the PBGC Stipulation, as applicable, the terms of the PBGC Stipulation shall govern.

                  4. Approvals and Authorizations. Confirmation shall constitute approval of all agreements and transactions contemplated by the Plan. In order to facilitate implementation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code, the Debtor and the Liquidating Trust, and their respective officers and directors or Trustee, are authorized and directed to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such other actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor shall be deemed to have been approved by the necessary entities and to be in effect from and after the Effective Date pursuant to the applicable general corporation law of the state in which the Debtor is incorporated, without any requirement of further action by the stockholders or directors of the Debtor.

                  5. Corporate Governance. On the Effective Date, the Liquidating Trust Agreement (and any necessary or appropriate ancillary documents) shall be executed and all other steps shall be taken such that the Liquidating Trust shall be established as a grantor trust pursuant to the Liquidating Trust Agreement for the purposes of receiving the Trust Property and assuming the Assumed Liabilities, and liquidating and distributing the Trust Property for the benefit of the Trust Beneficiaries, in accordance with the provisions of the Plan and the Liquidating Trust Agreement as promptly and efficiently as is reasonably possible. As of the Effective Date, the Debtor shall be deemed dissolved under applicable state law. The Debtor and the Liquidating Trust, as applicable, shall take such steps as may be necessary to memorialize and/or implement the dissolution of the Debtor under applicable state law. The selection of James A. Goodman as Trustee of the Liquidating Trust is hereby approved.

                  6. Distribution Record Date. The Disbursing Agent, including the Trustee and the Indenture Trustees, shall have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after close of business on the Confirmation Date, and will be entitled for all purposes in the Plan to recognize and distribute only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Confirmation Date.

                  7. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classification and amounts of Claims and Equity Interests, if any, set forth on the Ballots tendered to or returned by the Holders of Claims or Equity Interests in connection with voting on the Plan: (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims or Equity Interests under the Plan for distribution purposes; (iii) may not be relied upon by any Holder of a Claim as representing the actual classification of such Claim under the Plan for distribution purposes; and (iv) shall not be binding on the Debtor or the Liquidating Trust.

                  8. Senior Bondholder Claims, Subordinated Bondholder Claims and Liquidator Claims. In accordance with Sections 5.3, 5.4 and 5.6 of the Plan, the Senior Bondholder Claims, the Subordinated Bondholder Claims and the Liquidator Claim are deemed Allowed in the aggregate amount of three hundred twenty million seven hundred thousand eight hundred sixty-nine dollars and eight cents ($320,700,869.08), one hundred ninety million three hundred seven thousand three hundred seventeen dollars and three cents ($190,307,317.03) (these amounts exclude the principal amount and any interest on or in respect of (including any interest on interest) the 9% Senior Notes and the 9 3/4% Senior Subordinated Debentures owned by the Debtor, directly or indirectly, including in street name), and two hundred eighty-eight million dollars ($288,000,000.00), respectively.

                  9. Cancellation of Claims and Equity Interests. On the Effective Date, the Indentures, any notes relating to the Indentures, as well as any and all securities or agreements relating to the RGH Common Stock and other Equity Interests, will be deemed canceled, terminated and of no further force or effect; provided, however, that the Indentures will continue in effect for the limited purpose of: (i) allowing Holders of Senior Bondholder Claims and Subordinated Bondholder Claims to receive their Distributions hereunder; (ii) allowing the Indenture Trustees to make the Distributions, if any, to be made to Holders of Senior Bondholder Claims and Subordinated Bondholder Claims; and
(iii) permitting the Indenture Trustees to assert their respective Indenture Trustees' Charging Lien against such Distributions for payment of any unpaid Indenture Trustees' fees and expenses.

                  10. Binding Effect. Notwithstanding Bankruptcy Rules 3020(e), 6004(g), 6006(d) or 7062, this Confirmation Order shall be immediately effective. Upon the Effective Date, the Plan shall be binding upon and inure to the benefit of the Debtor, the Liquidating Trust, all present and former Holders of Claims against and Equity Interests in the Debtor, whether or not the Claims or Equity Interests, as applicable, of such Holders are Impaired under the Plan and whether or not such Holders have accepted the Plan, and all other parties in interest and their respective successors and assigns.

                  11. Vesting Of Assets. Except as otherwise expressly provided in the Plan or this Order, on or after the Effective Date, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the Bankruptcy Code, all property comprising the Estate shall automatically be assigned, transferred, delivered, and vest in the Liquidating Trust or its successors or assigns, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests of Holders of Claims and Equity Interests on the Effective Date, with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests being extinguished except as otherwise provided in the Plan. In particular, all Litigation Claims, including those of the Debtor and the Estate, but other than those held by Opt-Out Creditors or that are covered by Section 12.9(c)(v) of the Plan, shall be deemed assigned to the Liquidating Trust in accordance with Sections 6.3, 10.6 and 12.2 of the Plan. From and after the Effective Date, the Liquidating Trust may use, acquire and dispose of Trust Property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Order. Without limiting the foregoing, from and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter retained by the Liquidating Trust, including those fees and expenses incurred in connection with the implementation and consummation of the Plan.

                  12. Injunction. Except as otherwise expressly provided in the Plan (including, without limitation, Section 10.7 of the Plan), the PA Settlement Agreement and the RGH/RFSC Settlement Term Sheet, subject to the Tax Sharing Agreement, the Confirmation Order or a separate order of the Bankruptcy Court, all Persons who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Effective Date, from directly or indirectly: (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest; (b) enforcing, attaching, collecting or recovering by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim or Equity Interest; (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest; (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest; and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan, including the Causes of Action released pursuant to Sections 12.9 and 12.10 of the Plan. Such injunction shall extend to successors of the Debtor, including the Liquidating Trust and its properties and interests in property.

                  13. Waiver of Claims of Contractual Subordination. All rights and claims between or among Holders of Claims and Equity Interests relating in any manner whatsoever to Claims or Equity Interests based on any Contractual Subordination Rights are, except as otherwise provided in the Plan, terminated on the Effective Date and discharged in the manner provided in the Plan.

                  14. Releases. The release provisions set forth in Section 12.9 of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court, any of the parties to such releases or any other party.

                  15. Exculpation. The exculpation provisions set forth in
Section 12.10 of the Plan are approved in all respects, are incorporated herein in their entirety, are so ordered and shall be immediately effective on the Effective Date without further order or action on the part of the Bankruptcy Court or any other party.

                  16. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in this Order or a separate Order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date or such later date as provided under applicable law. Nothing herein shall bar the taking of such actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order.

                  17. Transfers of Assets. On the Effective Date, the transfers of assets by the Debtor contemplated by the Plan: (a) are or will be legal, valid and effective transfers of property; (b) vest or will vest in the transferee good title to such property free and clear of all claims, interests and Liens, except those provided for in the Plan or this Order; (c) do not or will not constitute fraudulent transfers or conveyances under any applicable law; and (d) do not or will not subject the Debtor, the Liquidating Trust or the property so transferred to any liability by reason of such transfer under applicable law or any theory of law, including any theory of successor or transferee liability.

                  18. Executory Contracts And Unexpired Leases. All executory contracts and unexpired leases that exist between the Debtor and any Person or Entity shall be deemed rejected by the Debtor as of the Effective Date, except for any executory contract or unexpired lease: (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served, but not withdrawn, prior to the Confirmation Date; or (iii) that is set forth in the Plan Supplement.

                  19. Exemption From Certain Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax, or to any fees for filing documents to perfect a security interest. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Petition Date through and including the Effective Date and the transactions consummated thereafter, including the sale, if any, by the Debtor of owned property or assets pursuant to Section 363(b) of the Bankruptcy Code, the assumptions, assignments and sales, if any, by the Debtor or Liquidating Trust of unexpired leases of non-residential real property pursuant to Section 365(a) of the Bankruptcy Code, and the transactions effected pursuant to the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation and the PA Settlement Agreement, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any stamp tax or other similar tax. This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

                  20. Exemption From Securities Laws. Including pursuant to
Section 1145 of the Bankruptcy Code, the offer, issuance, distribution and sale of the noncertificated beneficial interests in the Liquidating Trust under the Plan are exempt from Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, a security.

                  21. Professional Compensation And Reimbursement Claims. Each Entity seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 327, 328, 330, 331 503(b) and 1103 of the Bankruptcy Code shall: (i) file with the Bankruptcy Court (with a hard copy delivered to the chambers of the Honorable Arthur J. Gonzalez) and (ii) serve on each of the following entities, and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, an application for final allowance of compensation and reimbursement of expenses, no later than seventy-five (75) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court:

Counsel to the Debtor                                         Counsel to the Bank Committee
---------------------                                         -----------------------------

Debevoise & Plimpton LLP                                     White & Case LLP
919 Third Avenue                                             1155 Avenue of the Americas
New York, New York  10022                                    New York, New York  10036
Attn:  Steven R. Gross, Esq.                                 Attn:  Andrew P. DeNatale, Esq.
Telephone:  (212) 909-6000                                   Telephone:  (212) 819-8200
Facsimile:  (212) 909-6836                                   Facsimile:  (212) 354-8113

Counsel to the Creditors' Committee                          The United States Trustee
-----------------------------------                          -------------------------

Orrick, Herrington & Sutcliffe LLP                           Office of the United States Trustee
666 Fifth Avenue                                             33 Whitehall Street, 21st Floor
New York, New York  10103                                    New York, New York 10004
Attn:  Arnold Gulkowitz, Esq.                                Attn.: Tracy Hope Davis, Esq.
Telephone:  (212) 506-5000                                   Telephone: (212) 510-0500
Facsimile:  (212) 506-5151


Objections to applications of Professionals and other Entities for compensation and reimbursement of expenses must be filed with the Bankruptcy Court no later than ninety (90) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court. From and after the Effective Date, the Liquidating Trust shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter retained by the Liquidating Trust, including those fees and expenses incurred in connection with the implementation and consummation of the Plan.

                  22. Other Administrative Expense Claims. Except as may otherwise be ordered by this Court, all requests for payment of an Administrative Expense Claim, other than a request for compensation and reimbursement of expenses of Professionals, must be filed with this Court (with a hard copy delivered to the chambers of the Honorable Arthur J. Gonzalez) and served on counsel to the Debtor, counsel to the Bank Committee, counsel to the Creditors' Committee, and the United States Trustee (at the addresses set forth above), and as otherwise required by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules, no later than forty-five (45) days after the Effective Date. Unless the Debtor, the Bank Committee, the Creditors' Committee, or the United States Trustee files an objection to an Administrative Expense Claim within forty-five (45) days after receipt of such request for payment, such Administrative Expense Claim shall be deemed Allowed in the amount requested. In the event that the Debtor, the Bank Committee, the Creditors' Committee, the Liquidator or the United States Trustee timely objects to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Expense Claim. All such Allowed Administrative Expense Claims shall be treated in accordance with the terms of Section 3.1 of the Plan.

                  23. Payment Of Statutory Fees. All fees payable as determined by the Bankruptcy Court at the Confirmation Hearing pursuant to 28 U.S.C. ss. 1930 shall be paid on the Effective Date or as soon as reasonably practicable thereafter.

                  24. Continuation of Committees. After the Effective Date, the Creditors' Committee shall continue in existence solely in a limited capacity, and its duties shall be limited to: (i) reviewing and commenting on documents prepared and/or filed in connection with the Debtor's Chapter 11 Case; (ii) participating in the Plan confirmation process in the Debtor's Chapter 11 Case, including any appeals or other pre-confirmation or post-confirmation challenges to the Plan; (iii) participating in the Claims objection process; and (iv) otherwise being involved with respect to any motion to appoint an examiner in the Debtor's Chapter 11 Case or conversion of the Debtor's Chapter 11 Case to a case under Chapter 7 of the Bankruptcy Code. The Bank Committee shall continue as set forth in the RFSC Plan and the RFSC Confirmation Order. After the Effective Date, the professionals retained by the Creditors' Committee may file and/or prosecute any of their remaining Professional Compensation, Reimbursement and Expense Claims, in accordance with this Plan and otherwise applicable law.

                  25. Retention of Jurisdiction. Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Order or the occurrence of the Effective Date, this Court, except as otherwise provided herein, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan and this Order to the fullest extent permitted by applicable law, including, without limitation, as provided in Section 14.1 of the Plan.

                  26. Modification of Plan. The modifications to the Plan set forth on Exhibit A hereto (the "Plan Modifications") do not materially or adversely affect or change the treatment of any holder of a Claim or Equity Interest who has not accepted in writing the modifications. Accordingly, pursuant to Bankruptcy Rule 3019 and Bankruptcy Code section 1127, the Plan Modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of acceptances or rejections under section 1126 of the Bankruptcy Code, nor do they require that holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan. Disclosure of the Plan Modifications on the record at the Confirmation Hearing constitutes due and sufficient notice thereof under the circumstances of the Chapter 11 Case, and are hereby approved.

                  27. The Plan may be further altered, amended or modified by the Creditors' Committee at any time after the Confirmation Date and before substantial consummation; provided that the Plan, as altered, amended or modified, is consistent with the terms of the PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, the PBGC Stipulation, the D&O Settlement, and the Tax Sharing Agreement and satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code, and that the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications to remedy any defect or omission or reconcile any inconsistencies in the Plan with respect to the Disclosure Statement or the Confirmation Order, or such matters as may be necessary to carry out the purposes and effects of the Plan.

                  28. Revocation of Plan. The Creditors' Committee reserves the right to revoke or withdraw the Plan at any time prior to the Effective Date. If the Creditors' Committee revokes or withdraws the Plan prior to the Effective Date or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan, the assumption or rejection of executory contracts or leases effected by the Plan or any document or agreement executed pursuant to the Plan, shall be deemed null and void. In such event, nothing contained in the Plan and no acts taken in preparation for consummation of the Plan shall constitute or be deemed a waiver or release of any claims by or against the Debtor, or any other Person or Entity, or to prejudice in any manner the rights of the Debtor, the Creditors' Committee or any Person or Entity in any further proceedings involving the Debtor, or to constitute an admission of any sort by the Creditors' Committee, the Debtor, or any other Person.

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

                  29. Survival of Prior Settlements. The PA Settlement Agreement, the RGH/RFSC Settlement Term Sheet, and the Tax Sharing Agreement, and the orders approving and/or authorizing each of these agreements, shall survive: (i) confirmation of the Plan; (ii) revocation or withdrawal of the Plan or reversal of this Order; or (iii) failure to occur of either the Confirmation Date or the Effective Date, and such agreements shall continue in full force and effect.

                  30. Further Assurances. The Debtor, the Liquidating Trust and all Holders of Claims receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan. In particular, each and every federal, state and local governmental agency or department is hereby directed to accept, and lessors and holders of liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan, including, without limitation, documents and instruments for recording in county and state offices where any such document or instrument may need to be filed in order to effectuate the Plan.

                  31. Voting. In accordance with Section 1125 of the Bankruptcy Code, the Creditors' Committee has solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Creditors' Committee (and its respective agents, directors, officers, employees, advisors and attorneys) has participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under the Plan, and are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of the securities offered or sold under the Plan.

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                  32. Notice of Entry of Confirmation Order. On or prior to the tenth (10th) day following entry of this Confirmation Order, the Creditors' Committee shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all Holders of Claims and Equity Interests, and other parties in interest, by causing a notice of entry of the Confirmation Order to be delivered to such parties by first class mail, postage prepaid; provided, however, that no notice or service of any kind shall be required to be mailed or made upon any person to whom the Creditors' Committee mailed a notice of the disclosure statement hearing that was returned as undeliverable, unless the Creditors' Committee has been informed in writing by such person, or otherwise has actual knowledge, of that person's new address. Mailing of the notice of entry of this Order in the time and manner set forth in this paragraph shall constitute good and sufficient notice under the particular circumstances and in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no further notice is necessary.

                  33. Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be hereby confirmed in its entirety.

                  34. Confirmation Order Controlling. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, but subject to paragraph 3 hereof, the provisions of this Confirmation Order shall govern, and any provision of this Confirmation Order shall to such extent be deemed a modification to the Plan and shall control and take precedence.

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

                  35. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Creditors' Committee's receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto.

                  36. Applicable Non-Bankruptcy Law. Pursuant to Sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

                  37. Consummation of Plan. The Creditors' Committee is authorized to consummate the Plan at any time after the entry of this Order, subject to the satisfaction or waiver of the conditions precedent to the Effective Date set forth in Article XIII of the Plan. Substantial consummation of the Plan shall be deemed to occur on the Effective Date.

                  38. Future Notices. Unless otherwise expressly set forth in this Order, notice of all subsequent pleadings in this case shall be limited to the following parties: counsel to the Debtor, counsel to the Bank Committee, counsel to the Creditors' Committee, and the United States Trustee (at the addresses set forth above), counsel to the Liquidator (Raymond L. Shapiro, Esq., Blank Rome LLP, One Logan Square, Philadelphia, PA 19103-6998), and any party known to be directly affected by the relief sought.

                  39. Integration of Confirmation Order Provisions. The provisions of this Order are integrated with each other and are nonseverable and mutually dependent.

                  40. Final Order. This Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

Dated: New York, New York
       November 7, 2005


                                          /s/ Hon. Arthur J. Gonzalez
                                          --------------------------------------
                                          Honorable Arthur J. Gonzalez
                                          United States Bankruptcy Judge


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                                    EXHIBIT A

                               PLAN MODIFICATIONS


I. Section 12.9(b) - Delete the words "vote to reject the Plan on their Ballots and" in subsection (A) of the first proviso after the word "timely" and before the phrase "make the Opt-Out Election".


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